Exhibit 4.9

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

RETIREMENT PLAN

Amended and Restated January 1, 2006

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SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Retirement Plan

ARTICLE I

NAME, EFFECTIVE DATE AND PURPOSES

1.1 Name and Effective Date. Science Applications International Corporation (the “Company”) adopted the Science Applications International Corporation Profit Sharing Retirement Plan on February 1, 1970 (the “PSRP”). Effective January 1, 1995, the PSRP was merged with the Science Applications International Corporation Profit Sharing Plan II, which was originally adopted as the SAIC COMSYSTEMS Division Money Accumulation Pension Plan on February 1, 1977 and was subsequently merged with the TSC Profit Sharing Retirement Plan effective January 1, 1992. The PSRP was amended and restated in its entirety most recently effective January 1, 2001 and has been amended subsequently in several respects.

The Company adopted the Science Applications International Corporation Cash or Deferred Arrangement (the “CODA”) effective January 1, 1983. The CODA was amended and restated in its entirety most recently effective as of January 1, 2001 and has been subsequently amended in several respects.

Science Applications, Inc. established the Science Applications, Inc. Stock Bonus Retirement Plan effective February 1, 1973 (the “Predecessor Plan”). In connection with the reorganization between Science Applications, Inc. and the Company effected October 1, 1981, the Company adopted the Predecessor Plan and the name of Predecessor Plan was changed to the Science Applications International Corporation Stock Bonus Retirement Plan. The Predecessor Plan was amended and restated in its entirety effective as of January 1, 1985, and has been amended in several respects and has undergone restatements and amendments subsequent to that date, most recently effective as of January 1, 2001. The resulting plan is now known as the Science Applications International Corporation Employee Stock Retirement Plan (the “ESRP”).

Effective as of November 28, 2003, the PSRP was merged with the CODA, and the merged plan was renamed the Science Applications International Corporation 401(k) Profit Sharing Plan (this “Plan”). In addition, effective as of January 1, 2006, (i) the ESRP is merged with and into this Plan, and (ii) an additional component (“ESOP Feature”) is added to this Plan. In connection with such merger, this Plan is hereby renamed the Science Applications International Corporation Retirement Plan. This Plan is hereby amended and restated in its entirety, effective as of January 1, 2006, except as may otherwise be provided herein.

1.2 Plan Purposes. This Plan is designed to foster and expand employee ownership of Company Stock through a tax-qualified profit sharing plan for purposes of Sections 401(a) and 501(a) of the Code and provides a vehicle whereby Eligible Employees may elect to defer the receipt of some portion of their income and to have those amounts contributed to the Plan under a “cash or deferred arrangement” within the meaning of Section 401(k) of the Code. In addition, the ESOP Feature of the Plan consists of both a stock bonus plan and an employee stock ownership plan intended to qualify under Sections 401(a) and 4975(e)(7) of the Code, and is designed as such to invest primarily in Company Stock.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1 Eligibility to Participate.

(a) An Eligible Employee shall become eligible to participate in the Plan with respect to Elective Deferrals, Rollover Contributions and Company Matching Contributions upon his Employment Commencement Date. Eligible Employees who had not previously become eligible to participate with respect to the Plan features listed in this subsection (a) shall become eligible as of January 1, 2005.

(b) An Eligible Employee shall become eligible to participate in the Plan with respect to Profit Sharing Contribution and ESOP Contribution on the date on which the Eligible Employee completes a Year of Service, provided that the Eligible Employee is an Eligible Employee on such date.

2.2 Commencement of Participation.

(a) (1) An Eligible Employee shall commence participation with respect to Elective Deferrals and Company Matching Contributions for the payroll period commencing as soon as administratively feasible following his Employment Commencement Date (for Eligible Employees not previously eligible for such features, on January 1, 2005, if later), and with respect to Rollover Contributions as soon as administratively feasible following his Employment Commencement Date.

(2) An Eligible Employee shall commence participation with respect to Profit Sharing Contribution and ESOP Contribution on the Entry Date coinciding with or next following the completion of the eligibility requirement set forth in Section 2.1(b).

(b) A Participant who incurs a Break in Service and is later reemployed as an Eligible Employee, and a Suspended Participant who again becomes an Eligible Employee, shall resume participation immediately upon becoming an Eligible Employee, with Elective Deferrals commencing for the payroll period commencing as soon as administratively feasible following the resumption of service as an Eligible Employee.

(c) In the event that service with a predecessor employer has been approved in accordance with Section (a)(v) of the definition of Hours of Service, the commencement of participation for Eligible Employees for whom such service has been approved shall be the payroll period commencing as soon as administratively feasible following such approval or, if later, and only with respect to Profit Sharing Contribution and ESOP Contribution, the Entry Date following the completion of a Year of Service in accordance with Section 2.1(b) above.

ARTICLE III

CONTRIBUTIONS

3.1 Elective Deferrals.

(a) Election to Defer. Subject to the limitations of this Article III and Article IV, each Participant may elect to defer up to twenty-five percent (25%) (effective January 1, 2006, 75%) of his Compensation on a pre-tax basis for a Plan Year. The deferred amount shall be contributed directly by the Company to the Trust Fund as Elective Deferrals and, if applicable, Catch-Up Contributions. For purposes of this Section 3.1, the Participant’s Compensation shall be determined prior to the reduction caused by the deferral made pursuant to this Section 3.1.

(b) Termination of, Change in Rate of, or Resumption of Deferrals. A Participant’s Elective Deferrals election shall remain in effect, notwithstanding any change in Compensation until the Participant elects to change the election. A Participant may at any time submit a request to the Committee to terminate, alter the rate of, or resume his Elective Deferrals.

(c) Contribution and Allocation of Elective Deferrals. The Company shall reduce the Participant’s Compensation in the amount of the Participant’s Elective Deferrals and shall make a contribution to the Trustee equal to such reduction as soon as practicable after such amounts are withheld from the Participant’s Compensation, but in any event within time prescribed under applicable regulations. Such contributions shall be allocated to Participants’ Plan Accounts.

(d) 402(g) Limit on Elective Deferrals.

(i) Elective Deferrals made on behalf of any Participant under this Plan and all other plans maintained by the Company or an Affiliated Company shall not exceed the limitation under Section 402(g)(1) of the Code for the taxable year of the Participant, as adjusted annually under Section 402(g)(4) of the Code.

(ii) In the event that the dollar limitation provided for in subsection (d)(i) is exceeded, such Excess Deferrals shall be treated, to the extent permissible, as Catch-Up Contributions pursuant to Section 414(v) of the Code. If not so treated, the Participant is deemed to have requested a distribution of such Excess Deferrals by the first March 1 following the close of the Participant’s taxable year. The Committee shall distribute such Excess Deferrals, and any income allocable to such amount, to the Participant by the first April 15 thereafter. In determining the Excess Deferrals distributable with respect to a Participant’s taxable year, Excess Deferrals previously distributed or treated as Catch-Up Contributions for the Plan Year beginning with or within such taxable year shall reduce the amount otherwise distributable under this paragraph (ii).

(iii) In the event that a Participant is also a participant in (i) another qualified cash or deferral arrangement as defined in Section 401(k) of the Code, (ii) a simplified employee pension, as defined in Section 408(k) of the Code, or (iii) a salary reduction arrangement, within the meaning of Section 3121(a)(5)(D) of the Code, and the elective deferrals, as defined in Section 402(g)(3) of the Code, made under such other arrangement(s) and this Plan cumulatively exceed the dollar limit under this subsection (d) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such Excess Deferrals and request that the Elective Deferrals made on his behalf under this Plan be reduced by an amount specified by the Participant. The Committee shall then distribute such Excess Deferrals in the same manner as provided in subsection (d)(ii).

(e) Section 401(k) Limitations on Elective Deferrals.

(i) The Committee may estimate at such times as the Committee in its discretion determines, the extent, if any, to which the deferral of taxation on Elective Deferrals under Section 401(k) of the Code may not be available to any Participant or class of Participants. In accordance with any such estimate, the Committee may modify the limits in Section 3.1 (a) or set initial or interim limits for Elective Deferrals relating to any Participant or class of Participants. These rules may include provisions authorizing the suspension or reduction of Elective Deferrals above a specified dollar amount or percentage of Compensation, or any other means adopted by the Committee.

(ii) For each Plan Year, an actual deferral percentage will be determined for each Employee meeting the requirements of Section 2.1. The actual deferred percentage shall equal the ratio of the total amount of Elective Deferrals, Qualified Matching Contributions and Additional Company Contributions made on behalf of or allocated to the Employee for the Plan Year divided by the Employee’s Compensation for the Plan Year. In the case of any Participant who is a Highly Compensated Employee and who is eligible to participate in one or more other defined contribution plans of the Company or an Affiliated Company containing a cash or deferred arrangement described in Section 401(k) of the Code, the actual deferral percentage shall be determined by treating this Plan and all such other plans (other than those which may not be aggregated under Treasury Regulations) as a single plan. With respect to Employees who have met the requirements of Section 2.1, and who have made no Elective Deferrals under the Plan, such actual deferral percentage will be zero.

(iii) The average of the actual deferral percentages for Highly Compensated Employees in the Plan Year (the “High Average”) when compared with the average of the actual deferral percentages for Non-Highly Compensated Employees in the applicable year (the “Low Average”) must meet one of the following requirements:

(A) The High Average is no greater than 1.25 times the Low Average; or

(B) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

(C) The “applicable year” under the prior year testing method is the Plan Year immediately before the Plan Year being tested. The “applicable year” under the current year testing method is the Plan Year being tested. The Plan shall use the current year testing method for the 1997 testing year and subsequent years unless and until changed by the Committee to the prior year method consistent with procedures prescribed by the Internal Revenue Service pursuant to Code Sections 401(k)(3)(A) and 401(m)(2)(A).

(iv) If, at the end of the Plan Year, a Participant or class of Participants has excess Elective Deferrals, then the Committee may elect, at its discretion, to pursue either of the following courses of action or any combination thereof:

(A) Excess Elective Deferrals, and any earnings attributable thereunder, may be distributed to Participant(s) no later than 12 months following the close of the Plan Year to which the excess Elective Deferrals relate. Any such excess Elective Deferrals distributed from the Plan with respect to a Participant for a Plan Year shall be reduced by any amount previously distributed to such Participant under Section 3.1(d) for the Participant’s taxable year ending with or within such Plan Year. The amount of any Participant’s Excess Deferrals is determined under subsection (e)(v).

(B) The Company, in its discretion, may make an Additional Company Contribution to the Plan, which will be allocated as of a date within the applicable year among the Accounts of Non-Highly Compensated Employees who have met the requirements of Section 2.1, or may make a Qualified Matching Contribution to Non-Highly Compensated Participants who made Elective Deferrals. Such contributions shall be fully (100%) vested at all times and shall be subject to the withdrawal restrictions which are applicable to Elective Deferrals. Such contributions shall be considered “qualified non-elective contributions” or “qualified matching contributions” under applicable Treasury Regulations.

(v) Excess Elective Deferrals shall be determined by the Committee in accordance with this Section 3.1(e)(v). The Committee shall calculate a tentative reduction amount to the Elective Deferrals of the Highly Compensated Employee(s) with the highest actual deferral percentage equal to the amount which, if they were actually reduced, would enable the Plan to meet the limits in Section 3.1(e)(iii) or to cause the actual deferral percentage of such Highly Compensated Employee(s) to equal the actual deferral percentage of the Highly Compensated Employee(s) with the next-highest actual deferral percentage. The process shall be repeated until the limits in Section 3.1(e)(iii) above are satisfied. The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable Contributions.” The entire aggregate amount of Refundable Contributions shall be refunded to Highly Compensated Employees. The amount to be refunded to each Highly Compensated Employee (which shall constitute his Excess Elective Deferrals) shall be determined as follows: (A) the Elective Deferrals of the Highly Compensated Employee(s) with the highest dollar amount of Elective Deferrals shall be refunded to the extent that there are Refundable Contributions or to the extent necessary to cause the dollar amount of Elective Deferrals of such Highly Compensated Employee(s) to equal the dollar amount of Elective Deferrals of the Highly Compensated Employee(s) with the next-highest Elective Deferrals, and (B) the process in the foregoing clause shall be repeated until the total amount of Elective Deferrals refunded equals the total amount of Refundable Contributions. The earnings attributable to excess Elective Deferrals will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant’s excess Elective Deferrals and earnings attributable to Elective Deferrals.

(vi) In the event that the Committee determines that an amount to be deferred pursuant to the election provided in Section 3.1 would cause the Company Contributions under this and any other tax-qualified retirement plan maintained by the Company or any Affiliated Company to exceed the applicable deduction limitations contained in Code Section 404, or to exceed the maximum Annual Addition determined in accordance with Article IV, the Committee may treat such amount in accordance with the rules set forth above in Section 3.1(e)(i) above.

(vii) In the discretion of the Committee, the tests described in this Section may be applied by aggregating the Plan with any other defined contribution plans permitted under the Code. For purposes of determining whether the Plan satisfies the requirements of this Section 3.1(e), all Elective Deferrals and elective contributions made under any other plan maintained by the Company which is aggregated with the Plan for purposes of Section 401 (a) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. Furthermore, if two or more plans are permissively aggregated for purposes of the test described in this subsection (e), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

3.2 Voluntary Contributions. No Voluntary Contributions are permitted after December 31, 1986. Voluntary Contributions made prior to such date shall be maintained in a Voluntary Account as set forth herein.

3.3 Company Matching Contributions.

(a) Amount of Company Matching Contributions. Subject to the limitations of this Section 3.3 and Article IV, for each Plan Year the Company may, in its sole discretion, make a Company Matching Contribution. The amount, if any, of the Company Matching Contribution for each Fringe Rate Group shall be determined by the Company in its sole discretion. The amounts or percentages of Company Matching Contributions among Fringe Rate Groups may differ or may be zero. However, in no event shall the amount of a Company Matching Contribution for any Plan Year result in the allocation to any Participant’s Account in excess of fifty percent (50%) of that portion of such Participant’s Elective Deferrals which do not exceed six percent (6%) of such Participant’s Match Eligible Compensation for the applicable Plan Year. Thus, with respect to a Participant, the Company Matching Contribution shall not exceed three percent (3%) of such Participant’s Match Eligible Compensation. For avoidance of doubt, the Company shall not make Company Matching Contributions with respect to amounts treated as Catch-Up Contributions.

(b) Contribution and Allocation of Company Matching Contributions. The Company shall pay to the Trustee the Company Matching Contributions for any Plan Year no

later than the due date for filing the federal income tax return (including extensions) of the Company for the taxable year with respect to which the contribution is made. The Company Matching Contributions with respect to each Fringe Rate Group for any Plan Year shall be allocated to the Company Matching Account maintained for the Participant on behalf of whom the contribution under Section 3.3(a) was made. For avoidance of doubt, the Company Matching Contribution for each Fringe Rate Group shall be separately allocated only to the Participants employed in the Fringe Rate Group for which such contribution was made.

(c) Section 40K(m) Limitations on Company Matching Contributions.

(i) The Committee may estimate, at such times as the Committee in its discretion determines, the extent, if any, to which Company Matching Contributions may not be available to any Participant or class of Participants as a result of the limitations of Code Section 401(m). In accordance with any such estimate, the Committee may modify the percentages in Section 3.3(a) or set initial or interim limits or percentages for Company Matching Contributions relating to any Participant or class of Participants. After determining the amount of excess Elective Deferrals, if any, under Section 3.1(e), the Committee shall determine the aggregate contribution percentage under (ii) below.

(ii) For each Plan Year, a contribution percentage will be determined for each Employee meeting the requirements of Section 2.1. The contribution percentage shall equal the ratio of the total amount of Company Matching Contributions made on behalf of or allocated to the Employee for the Plan Year divided by the Employee’s Compensation for the Plan Year. In the case of any Participant who is a Highly Compensated Employee and who is eligible to participate in one or more other defined contributions plans of the Company or an Affiliated Company to which Company Matching Contributions are made, the contribution percentage shall be determined by treating this Plan and such other plans (other than those which may not be aggregated under Treasury Regulations) as a single plan. With respect to Employees who have met the requirements of Section 2.1 and for whom there were no Company Matching Contributions under the Plan, such contribution percentage will be zero.

(iii) The average of the contribution percentages for Highly Compensated Employees in the Plan Year (the “High Average”) when compared with the average of the contribution percentages for Non-Highly Compensated Employees in the applicable Year (the “Low Average”) must meet one of the following requirements:

(A) The High Average is no greater than 1.25 times the Low Average; or

(B) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

(C) The “applicable year” under the prior year testing method is the Plan Year immediately before the Plan Year being tested. The “applicable year” under the current year testing method is the Plan Year being tested. The Plan shall use the current year testing method for the 1997 testing year and subsequent years unless and until changed by the

Committee to the prior year method consistent with procedures prescribed by the Internal Revenue Service pursuant to Code Sections 401(k)(3)(A) and 401(m)(2)(A).

(iv) If, at the end of the Plan Year, a Participant or class of Participants has excess contributions, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

(A) Excess Company Matching Contributions (and any earnings attributable thereto through the end of the Plan Year) attributable to Excess Elective Deferrals may be forfeited.

(B) Excess Company Matching Contributions (and any earnings attributable thereto through the end of the Plan Year) that are not vested may be forfeited.

(C) Excess Company Matching Contributions (and any earnings attributable thereto through the end of the Plan Year) may be distributed to the Participant no later than 12 months after the close of the Plan Year. The Committee may distribute (or forfeit pursuant to paragraph (B) above) Company Matching Contributions prior to distributing any Company Matching Contributions.

(D) Notwithstanding the foregoing, the conditions in this paragraph (D) must be met if there are Company Matching Contributions allocated to a Participant which are attributable to Excess Elective Deferrals. In such case, such Company Matching Contributions shall not be allocated to the Account of any Participant who had excess Company Matching Contributions in such Plan Year. In addition, Company Matching Contributions remaining in the Plan allocated to the Participant after satisfying this Section 3.3(c) cannot exceed the amount which may be allocated under Section 3.1 when taking into account only those Elective Deferrals remaining in the Plan after satisfying Section 3.1(d), 3.1(e) and this Section 3.3(c). Any such excess Company Matching Contributions (and earnings attributable thereto) must be forfeited or distributed pursuant to paragraphs (A), (B) or (C) immediately above.

(v) Excess Company Matching Contributions shall be determined by the Committee in accordance with this Section 3.3(c)(v). The Committee shall calculate a tentative reduction amount to the Company Matching Contributions made with respect to the Highly Compensated Employee(s) with the highest contribution percentage equal to the amount which, if they were actually reduced, would enable the Plan to meet the limits in Section 3.3(c)(iii) above or to cause the contribution percentage of such Highly Compensated Employee(s) to equal the actual contribution percentage of the Highly Compensated Employee(s) with the next-highest actual contribution percentage. The process shall be repeated until the limits in Section 3.3(c)(iii) above are satisfied. The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable Matching Contributions.” The entire aggregate amount of Refundable Matching Contributions shall be refunded to Highly Compensated Employees. The amount to be refunded to each Highly Compensated Employee (which shall constitute his excess Company Matching Contributions) shall be determined as follows: (A) the Company Matching Contributions made with respect to the Highly Compensated Employee(s) with the highest dollar amount of aggregate Company Matching Contributions shall be refunded to the extent that there are Refundable Matching Contributions or to the extent necessary to cause the dollar amount of Company Matching Contributions of such Highly Compensated Employee(s) to equal the dollar amount of Company Matching Contributions made with respect to the Highly Compensated Employee(s) with the next-highest aggregate Company Matching Contributions, and (B) the process in the foregoing clause shall be repeated until the total amount of Company Matching Contributions refunded equals the total amount of Refundable Matching Contributions. The earning attributable to excess Company Matching Contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant’s excess Company Matching Contributions and earnings attributable to such Company Matching Contributions.

(d) Forfeiture of Company Matching Contributions Attributable to Excess Deferrals. Company Matching Contributions attributable to Elective Deferrals that exceed the limits of Section 3.1(d) or Section 3.1(e) shall be forfeited and allocated as set forth in Section 8.1.

3.4 Profit Sharing and ESOP Contributions.

(a) For each Plan Year the Company may, in its sole discretion, contribute to the Trust Fund an amount or amounts to be determined by the Board of Directors in its discretion as a Profit Sharing Contribution and/or an ESOP Contribution. The amount, if any, of the Profit Sharing Contribution and ESOP Contribution for each Fringe Rate Group, shall be determined by the Company in its sole discretion. Such discretion may result in different amounts or percentages (including zero) of Profit Sharing Contributions and/or ESOP Contributions among Fringe Rate Groups. The Company’s Profit Sharing Contribution and ESOP Contribution to the Trust Fund shall be made no later than the due date for filing the federal income tax return (including extensions) of the Company for the taxable year with respect to which the contribution is made. Any Profit Sharing Contributions and ESOP Contributions shall be subject to the requirements and restrictions of this Section 3.4 and subject also to the right of the Company to amend or terminate this Plan or to suspend or discontinue Profit Sharing Contributions and ESOP Contributions to this Plan.

(b) All Profit Sharing Contributions and ESOP Contributions to the Trust Fund shall be held on an unallocated basis until allocated, as applicable, to Participants’ Profit Sharing Accounts and ESOP Accounts as provided under this Plan or otherwise used or applied in accordance with the provisions of this Plan. Pending such allocation, Profit Sharing Contributions and ESOP Contributions shall be invested as directed, or under rules prescribed by the Committee. All gains or losses on such investments shall be allocated as provided in Section 8.3 and may be used for the payment of Plan expenses.

(c) Profit Sharing Contributions and ESOP Contributions with respect to each Fringe Rate Group for any particular Plan Year (unadjusted for income, gain and loss, which shall be allocated separately pursuant to Section 8.3) shall be separately allocated only to the

Participants (A) employed in the Fringe Rate Group for which such contribution was made, (B) who completed 850 or more Hours of Service during the Plan Year and (C) who either are employed by the Company or an Affiliated Company on the last working day of the Plan Year or whose employment terminated during the Plan Year as a result of death, retirement on or after the Normal Retirement Date, Disability or involuntary lay-off (other than for cause, as determined by the Committee in its sole discretion) (“Eligible Participants”). The Profit Sharing Contribution and ESOP Contributions for each Fringe Rate Group shall be allocated, as applicable to the Profit Sharing Account or ESOP Account of each Eligible Participant in that Fringe Rate Group in the ratio that each such Eligible Participant’s total Compensation for the Plan Year while a member of such Fringe Rate Group bears to all such Eligible Participants’ total Compensation for such Plan Year while members of such Fringe Rate Group.

3.5 Other Provisions Regarding Company Contributions.

(a) Expenses. The Company may, in its discretion, make contributions at any time to defray Plans expenses as provided in Section 8.3.

(b) Corrective Contributions. If an error has been made in calculating the amount of any required Company Contributions or because of any other error there was a mistake which resulted in the Company contributing the incorrect amount of contributions for a particular Plan Year or Plan Years, the Company may adjust the amount of its contributions to the extent necessary to correct its mistake. The Company may make these corrections prospectively or retrospectively in its discretion.

3.6 Rollover Contributions.

An Eligible Employee may transfer to the Trust Fund a Rollover Contribution pursuant to procedures approved by the Committee. The Committee shall develop such procedures and may require such information as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of a Rollover Contribution. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Rollover Account. Such Account shall be one hundred percent (100%) vested in the Employee, shall be valued in accordance with Section 3.9, but shall not share in allocation of Company Matching Contributions, Qualified Matching Contributions, forfeitures or Profit Sharing Contribution or ESOP Contribution. Upon termination of employment, the total amount of the Rollover Account shall be treated as part of the Employee’s “Distributable Benefit” under Section 6.5 and distributed in accordance with Sections 6.1 through 6.4, as applicable. For avoidance of doubt, a Rollover Contribution shall not include the portion of any distribution that otherwise would not be includable in gross income.

3.7 Plan-to-Plan Transfers.

(a) In its sole discretion, the Committee may authorize the Plan to accept a transfer, from a plan qualified under Code Section 401(a), of a Participant’s Account balance under such transferee plan. Any such transfer shall be allocated to a specified Account of the Participant as determined by the Committee.

(b) To the extent required by Code Section 411(d)(6), an Account balance transferred pursuant to this Section 3.7 shall retain optional forms of benefit payments that were applicable to such Account balance prior to the transfer to the Plan.

3.8 Investment of Accounts.

(a) Investment Direction by Participants.

(i) All contributions to the Plan (whether Company Contributions, Voluntary Contributions, Rollover Contributions or plan-to-plan transfers) shall be invested as provided in this Section 3.8. The Committee shall establish rules setting forth the extent to which Participants may determine the manner in which their Accounts may be invested. Consistent with such rules, the Committee may establish a choice of investment alternatives from which each Participant may select in determining the manner in which the applicable portions of his Plan Account, Profit Sharing Account (if any), Voluntary Contributions (if any), Matching Contribution Account (if any) and Rollover Account (if any) will be invested. The Committee shall prescribe procedures for investment of amounts allocated to an Alternate Payee Account. To the extent permitted under rules established by the Committee, Company Contributions may be directed all or in part to be invested in a Company Stock Fund within the Trust; provided, however, that fifty percent (50%) of a Participant’s Company Matching Contributions shall be invested in a Company Stock Fund.

(ii) The Plan is designed to provide benefits largely through the long-term investment of Participant Accounts. It is not designed to serve as a vehicle for speculative investment, such as short-swing securities trades. Plan fiduciaries shall execute Participant-directed investment transactions, fund transfers, distributions and related transactions within a reasonable period of time after receiving proper instructions to do so, but neither the Plan nor Plan fiduciaries guarantee how promptly execution will commence or be completed.

(iii) If such investment alternatives are established, each Participant may elect to invest the assets of his Accounts in such alternatives at such time, in such manner, and subject to such restrictions as the Committee shall specify.

(iv) Separate funds within the Trust Fund shall be established to reflect the available alternatives, and separate subaccounts shall be established for each investment alternative selected by a Participant, and each such subaccount shall be valued separately.

(v) The Committee, in its discretion, may permit Participants to transfer amounts from one investment alternative to one or more other investment alternatives. An election to transfer such amounts shall be made only at such time, in such manner, and subject to such restrictions as the Committee may specify. The Committee may provide that future contributions may be invested in a different investment alternative than amounts already accumulated in the Participant’s Account(s).

(vi) The Committee shall prescribe rules relating to the investment of the assets in the Accounts of a Participant who fails to make an effective election, for any reason whatsoever, as to how all or a portion of his Accounts shall be invested.

(vii) The Committee shall arrange for reports to be delivered or made available to Participants regarding the investment of their funds pursuant to their investment elections. Failure of a Participant to notify the Committee regarding implementation of his investment election (or change therein) within thirty (30) days following any such notice shall be deemed to be an election to have the Accounts invested in the manner shown on such report, even if the manner of investment is different from that specified in the Participant’s election form or investment instructions. If a Participant has not received a notice confirming his investment election (or change therein) and does not notify the Committee or its designated delegate within thirty (30) days of the date such election (or change) was to be effective, the Participant shall be deemed to have elected to have the Accounts invested in the manner in which they are in fact invested, even if that method differs from the Participant’s election form or investment instructions.

(b) Timing of Transfers From or Into Company Stock Fund. Any exchange or transfer into or out of any Company Stock Fund which results from any Participant-directed or Beneficiary-directed transaction or election (excluding any distribution due to (i) Disability in accordance with Section 6.2 or (ii) hardship in accordance with Section 6.3(b)) shall be made effective only on a Trade Date. This provision is intended to result in the classification of the periods in which Participants and Beneficiaries may not exchange or transfer into or out of a Company Stock Fund as falling within the blackout period exceptions of Sections 306(a)(4) and 306(b)(7) of the Sarbanes-Oxley Act of 2002, and the Plan and this Section 3.8(b) shall be interpreted and administered consistent with this result. The Committee shall prescribe such rules as may be appropriate to effectuate the provisions of this Section 3.8(b).

(c) Investment of Accounts of Participants Subject to Governmental Conflict of Interest Rules.

(i) If a Participant, by virtue of his spouse’s employment with the government or otherwise, is subject to governmental conflict of interest rules that would, in the opinion of the General Counsel of the Company, require the Participant to divest himself of ownership of Company Stock, then, notwithstanding other Plan provisions, no portion of a Participant’s Accounts may be invested in a Company Stock Fund and Company Contributions which would otherwise be directed to a Company Stock Fund within the Trust shall instead be invested from among the other Plan investment alternatives selected by the Participant.

(ii) The Committee may prescribe such procedures and rules as may be required or desirable to implement this Section 3.8(c).

3.9 Valuation of Accounts.

(a) The Trustee shall value the assets of the Trust on the basis of fair market values as of each Valuation Date.

(b) The Committee shall value the Accounts of each Participant, Suspended Participant and Alternate Payee as of the applicable Valuation Date so as to reflect the current fair market value of each Account as of such Valuation Date. The valuation provisions of this Section 3.9 shall be applied and implemented in accordance with the rules established by the Committee. The Company, the Committee and Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant’s Account shall at any time equal or exceed the amount previously contributed thereto, or that any valuation or accounting method or practice will continue to be applied.

(c) Company Stock allocated or held on an unallocated basis in the Trust Fund shall be valued as of the applicable Valuation Date, according to the following rules:

(i) Company Stock acquired by the Trust Fund with cash shall initially be valued at the purchase price paid for such stock. On any subsequent Valuation Date, such Company Stock, as well as all other Company Stock held in, or contributed to, the Trust Fund, shall be valued in accordance with Section 3.9(c)(ii) or 3.9(c)(iii) below, as applicable.

(ii) If the Company Stock consists of a security other than a security (1) which is traded on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934 or (2) for which there is a generally recognized market as determined by bid and asked prices quoted by persons independent of the Company and of any “party in interest” to the Plan, as defined in Section 3(14) of ERISA, then the fair market value of the Company Stock shall be determined using the current stock price as determined pursuant to the valuation process described in the Company’s most recent Annual Report on form 10-K (or other SEC filing describing the valuation process for Company Stock employed by the Company’s Board of Directors), and confirmed by the Committee as consistent with the “adequate consideration” definition under Section 3(18) of ERISA. Notwithstanding the foregoing, Preferred Stock that is convertible into Company Stock described in Section 3.9(c)(iii) shall have the value established by an independent appraiser. A Participant, Beneficiary or Alternate Payee shall have no right to have a particular valuation or valuation process applied (or continue to be applied) to his Account(s).

(iii) If any Company Stock consists of securities listed on a national securities exchange, fair market value of such Company Stock shall be considered to be equal to the closing price of such Company Stock (as reported in the consolidated transaction reporting system, or if not so reported, as reported on the principal exchange market for such Company Stock by such exchange or on any system sponsored by such exchange) on the trading day immediately preceding the applicable Valuation Date. If any Company Stock consists of securities traded on a regular basis, as determined by the Company, in the over-the-counter market, the fair market value of such Company Stock shall be considered to be equal to the average between the high bid price and the low asked price quoted by the automatic quotation system of a securities association registered under the federal securities laws for the trading day immediately preceding the applicable Valuation Date.

(d) Any Company Stock received by the Trustee as a stock split, dividend, or as a result of a reorganization or other recapitalization of the Company shall be allocated as of the day on which the stock is received by the Trustee in the same manner as the Company Stock to which it is attributable is then allocated.

(e) Allocation of Cash Dividends and Other Distributions Received in the Trust Fund.

(i) All cash dividends paid to the Trustee with respect to Company Stock that has been allocated to an Account (if any) as of the date the dividend is received by the Trustee shall be allocated to such Account. If the Company Stock in the Trust Fund is held in a Company Stock Fund as an investment alternative pursuant to Section 3.9, such that Participants have an interest in such Company Stock only indirectly through an interest in such fund held in a subaccount, the cash dividends shall be allocated to such fund and shall thereafter be invested in accordance with the investment practices of such fund, and shall not be allocated directly to a Participant’s Account or subaccount. Notwithstanding the foregoing, as determined by the Committee, cash dividends may be held in a short-term investment pending a determination regarding the extent to which the dividends will be distributed pursuant to Section 12.3.

(ii) All cash dividends paid to the Trustee with respect to unallocated Company Stock shall be allocated as provided in Section 8.3.

(iii) Other distributions received by the Trustee with respect to investments of the Trust shall be allocated to the applicable fund(s) established pursuant to Section 3.8.

ARTICLE IV

LIMITATION ON ANNUAL ADDITIONS

4.1 Definitions.

For purposes of this Article IV, the following terms shall have the following meanings:

“Defined Benefit Plan” means a plan described in Code Sections 414(j) and 414(k)(2).

“Defined Contribution Plan” means a plan described in Code Sections 414(i) and 414(k)(2).

“Section 415 Compensation” shall mean a Participant’s wages within the meaning of Code Section 3401(a) and all other payments of compensation to the Participant by the Company (in the course of the Company’s business) for which the Company is required to provide the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Section 415 Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation for any limitation year is the compensation actually paid or includible in gross income during such year. Effective January 1, 1998, “Section 415 Compensation” shall include elective deferrals as defined in Code Section 402(g)(3) of the Code and any amount which is contributed or deferred by the Company or an Affiliated Company at the election of an Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4) or 457.

4.2 Section 415 Limitation.

Notwithstanding anything else contained herein, the Annual Additions to all Accounts of a Participant shall not exceed the lesser of $40,000 (adjusted as permitted under Section 415(d)(1) of the Code and regulations issued thereunder) or 100% of the Participant’s Section 415 Compensation (as defined below) from the Company and all Affiliated Companies during the Plan Year.

4.3 Annual Addition Limitations.

(a) The compensation limitation of Section 4.2 of the Plan shall not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is treated as an Annual Addition.

(b) If any Company or any Affiliated Company contributes amounts, on behalf of Participants covered by the Plan, to other Defined Contribution Plans, the limitation on Annual Additions provided in this Article IV shall be applied to Annual Additions in the aggregate to the Plan and such other plans. Reduction of Annual Additions, where required, shall be accomplished by first refunding any voluntary contributions to Participants, then by reducing contributions under other Company retirement plans in the following order:

(i) Earnings on unallocated Company contributions under such other Company retirement plans;

(ii) Earnings on unallocated Profit Sharing Contribution and ESOP Contribution under this Plan;

(iii) Forfeitures under such other Company retirement plans;

(iv) Return of Elective Deferrals and reduction of corresponding Company Matching Contributions;

(v) Company contributions under such other Company retirement plans; and

(vi) Profit Sharing Contribution and ESOP Contribution under this Plan.

To the extent allocations to a Participant are reduced under subsections (i)-(vi) above, such reduced amounts shall be allocated and reallocated to other Participants in the applicable Plan, except that Elective Deferrals shall be returned to the Participant.

(c) In the event the limitations of Section 4.2 or this Section 4.3 of the Plan are exceeded and the conditions specified in Treasury Regulations §1.415-6(b)(6) are met, the Committee may elect to apply the procedures set forth in Treasury Regulations §1.415-6(b)(6).

4.4 No Contractual Right to Excess Contributions.

If, in order to comply with the limitations of this Article IV, it becomes necessary to reduce a Participant’s Account(s), to reduce or reallocate amounts previously allocated to such Accounts, or otherwise, such action(s) may be taken by the Committee and Trustee free of any contractual obligation to the Participant (or Beneficiary) affected based on prior Account balances or allocations.

ARTICLE V

VESTING

5.1 Fully Vested Accounts.

A Participant’s Plan Account, Voluntary Account, Rollover Account, TRASOP Account, CODA Account and MAPP Subaccount, if any, shall be 100% vested and nonforfeitable.

5.2 Employer Matching Contributions, Profit Sharing Account and ESOP Account.

(a) Subject to the provisions of Section 5.2(b), the Vested Interest of each Participant or Suspended Participant shall be equal to the amount determined by multiplying the balance in his Matching Contribution Account, Profit Sharing Account and ESOP Account on the applicable date by the Vested Interest determined in accordance with the rules of Section 5.2(b) and the following schedule:

Years of Service	Vested Interest
Less than one year	0%
One year but less than two years	20%
Two years but less than three years	40%
Three years but less than four years	60%
Four years but less than five years	80%
Five years or more	100%

Vesting in a Participant’s PSRP Profit Sharing Account, if any, shall be governed by the provisions of the PSRP in effect on February 1, 1990.

(b) The determination of a Participant’s or Suspended Participant’s Vested Interest in his Matching Contribution Account, Profit Sharing Account and ESOP Account shall be subject to the following special rules:

(i) During an Employee’s period of employment with the Company or an Affiliated Company (including periods while on an approved leave of absence or a Maternity or Paternity Absence), in the event of his death, Disability, attainment of Normal Retirement Date, or a judicial declaration of his mental incompetence, the Employee’s Vested Interest shall become one hundred percent (100%), regardless of his number of Years of Service.

(ii) Forfeitures shall be determined as follows:

(A) A Participant who terminates employment prior to becoming one hundred percent (100%) vested in his Matching Contribution Account, Profit Sharing Account and ESOP Account shall immediately forfeit the non-vested portion of such Accounts upon receiving a distribution in accordance with Section 6.1.

(B) In the case of a Participant with no Vested Interest in his Matching Contribution Account, Profit Sharing Account and ESOP Account, the forfeiture shall occur within 120 days after his termination of employment.

(C) In the case of a Participant with a Vested Interest in his Matching Contribution Account, Profit Sharing Account and ESOP Account, but who terminates employment prior to becoming one hundred percent (100%) vested in such Accounts and incurs five consecutive Breaks in Service prior to receiving a distribution under Section 6.1, such Participant shall forfeit the non-vested portion of such Accounts within 120 days after the completion of the fifth consecutive Break in Service.

(iii) A former Employee who is reemployed by the Company or an Affiliated Company, prior to incurring five consecutive Breaks in Service shall be subject to Section 5.2(c). If a former Employee incurs five consecutive Breaks in Service prior to reemployment, amounts forfeited from his Matching Contribution Account, Profit Sharing Account and ESOP Account shall remain forfeited and shall not be restored, and his Years of Service prior to such period of five consecutive Breaks in Service shall (subject to Section 5.2(c)) count only towards his Vested Interest applicable to allocations to his Matching Contribution Account credited after such period of five consecutive Breaks in Service.

(iv) If an Employee whose Vested Interest is zero (and who has no balance in a MAPP Subaccount, Plan Account, Voluntary Account, Rollover Account, TRASOP Account or CODA Account) upon his initial Break in Service incurs five or more consecutive Breaks in Service, his Years of Service accumulated before the commencement of any such period of consecutive Breaks in Service shall not be taken into account for purposes of determining the Vested Interest in his Matching Contribution Account, his Profit Sharing Account and his ESOP Account at any time or for any purpose. An Employee’s aggregate Years of Service shall not include any Years of Service not required to be taken into account under this Section 5.2(b) by reason of any Prior Break in Service.

(v) No Employee shall be credited with any Years of Service performed prior to February 1, 1976, if the period of service would have been disregarded under the provisions of the Predecessor Plan in existence on the relevant date relating to continuity and interruptions of service and these rules requiring full-time service as a condition for participation in the Predecessor Plan.

(vi) Prior to January 1, 2006, no Employee shall be given credit for any Years of Service performed before the computation period (as determined in accordance with the definition of “Compensation” in Section 13.1) during which the Employee attained the age of 18. Individuals who are Employees as of January 1, 2006 shall receive credit for any Years of Service performed before the computation period during which the Employee attained the age of 18; individuals who were not Employees as of such date shall not receive such credit. Furthermore, no amounts forfeited as a result of a termination of employment prior to January 1, 2006 shall be restored as a result of the crediting of Years of Service under this clause.

(vii) In the event of a divestiture of an operating group, business unit or division, the Compensation Committee or the Compensation Committee’s designee may, in their sole discretion, determine, with respect to Eligible Employees whose employment with the Company terminates as a result of such divestiture and in lieu of the otherwise applicable determination of Vested Interest specified in this Article V, (1) treat the Eligible Employees’ Vested Interest as 100%, notwithstanding their Years of Service prior to termination; or (2) treat such Eligible Employees as Suspended Participants but credit Years of Service with the new employer to whom such group is divested for purposes of determining such Eligible Employees’ Vested Interest. Any such determination for a particular group, business unit or division shall not bind the Company in any way with respect to any subsequent determination relating to a different group, business unit or division. In the event of a subsequent divestiture from the new employer, the Compensation Committee or the Compensation Committee designee may make a similar determination regarding vesting acceleration.

(viii) In the event the Plan is amended to change any vesting schedule under the Plan, each Participant having no less than three Years of Service shall be permitted to elect, within a reasonable period after the adoption of such amendment, to have his Vested Interest determined under the Plan without regard to such amendment.

(ix) The Vested Interest of a Participant who was an Employee as of December 31, 1994 in his Matching Contribution Account shall be 100%. Further, any Participant who was first employed before January 1, 1995 and is actively employed on November 28, 2003 shall become 100% vested his Profit Sharing Account and ESRP Plan Account on November 28, 2003. A Participant who was first employed before January 1, 1995 and terminated employment prior to November 28, 2003 shall become 100% vested in his Profit Sharing Account and ESRP Plan Account if he subsequently returns to active employment on or after November 28, 2003.

(x) In order to comply with a government contract, or for other business reasons, the Chief Executive Officer, President, Chief Operating Officer, Corporate Executive Vice President and Chief Administrative Officer, or Senior Vice President and Director of Human Resources of the Company may determine (without any requirement of action by the Board of Directors), with respect to a designated category of Eligible Employees within a group or classification within the Company, including, without limitation, a group of newly Eligible Employees acquired through an acquisition, and in lieu of the otherwise applicable determination of such Employees’ Vested Interest specified in this Article V, (1) to treat the Eligible Employees’ Vested Interest as 100%, notwithstanding their Years of Service; or (2) to apply a more liberal vesting schedule than the schedule described in Section 5.2(a) for purposes of determining such Eligible Employees’ Vested Interest. The designation of any such group or classification and the effective date of the method of determining the Vested Interest shall be made in writing and attached hereto as an exhibit and incorporated herein. Any such determination for a particular group shall not bind the Company in any way with respect to any subsequent determination relating to a different group.

(xi) Notwithstanding anything to the contrary in this Section 5.2, a Participant who was first employed before January 1, 1995, terminated employment prior to

November 28, 2003 and whose Vested Interest in his Profit Sharing Account or ESRP Plan Account was less than 100% on the date of his termination shall forfeit the nonvested portion of his Profit Sharing Account and ESRP Plan Account effective as of November 28, 2003 even if such former Employee has not received a distribution in accordance with Article VI of the Plan. Any such forfeited amount shall be restored to the Participant’s Profit Sharing Account and ESRP Plan Account (or ESOP Account, if the reemployment occurs after January 1, 2006) by the Company from existing forfeitures if the Participant is reemployed by the Company or an Affiliated Company and such restored amount shall become 100% vested in his Profit Sharing Account and ESRP Plan Account (or ESOP Account, if the reemployment occurs after January 1, 2006) as of his reemployment date.

(c) If a Participant who was partially vested under Section 5.2(a) is reemployed by the Company or an Affiliated Company on (or before) the Anniversary Date of the Plan Year in which his fifth consecutive Break in Service occurs, the Participant shall be entitled to have his Matching Contribution Account, Profit Sharing Account and ESOP Account reinstated by making the repayment described in Section 8.2.

5.3 Alternate Payee Accounts.

In the event that an Alternate Payee is awarded an interest in either the Matching Contribution Account, the Profit Sharing Account or the ESOP Account of a Participant whose Vested Interest in such Account is less than 100%, to the extent expressly required under the terms of the applicable qualified domestic relations order, the Vested Interest of the Alternate Payee at any subsequent time in that portion of the Alternate Payee Account attributable to such awarded interest shall be the same percentage as the Participant’s Vested Interest in his applicable Matching Contribution Account, Profit Sharing Account or ESOP Account at that time, determined in accordance with Sections 5.1 and 5.2.

ARTICLE VI

DISTRIBUTIONS

6.1 Distribution Upon Termination of Employment. The following rules shall apply in the case of a Participant whose employment with the Company terminates other than due to his death or Disability:

(a) A Participant’s Distributable Benefit shall become distributable upon the Participant’s termination of employment with the Company other than due to his death or Disability.

(b) The Participant’s Accounts shall continue to be valued pursuant to Section 3.9, but no further allocations of Company Contributions under Article III shall be made to such Accounts, except for an allocation of Company Contributions representing Elective Deferrals made prior to termination and Company Matching Contributions related thereto. Notwithstanding the foregoing, an Eligible Participant (as defined in Section 3.4(c)) shall receive a Profit Sharing Contribution and an ESOP Contribution.

(c) If a Participant’s Distributable Benefit exceeds $5,000, distribution shall be made upon the Participant’s termination of employment only if the Participant so requests or consents to such distribution in writing. An explanation of the Participant’s right to defer distribution of his Distributable Benefit shall be provided to the Participant no less than 30 and no more than 90 days before such distribution is to be made (consistent with such regulations as the Secretary of the Treasury may prescribe). If the Distributable Benefit of a terminating Participant is a distribution to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided that: (1) the Committee clearly informs the Participant that the Participant has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and (2) the Participant, after receiving the notice, affirmatively elects an immediate distribution. If a Participant does not request an immediate distribution of his Distributable Benefit upon a termination of employment, (unless Treasury Regulations otherwise provide and the Committee adopts different rules), a Participant’s Distributable Benefit shall be distributed to him as soon as administratively practicable following the latest of:

(i) the Participant’s termination of employment,

(ii) the earlier of the date the Participant consents in writing to such distribution or attains age 62, or

(iii) the date elected by the Participant, which shall not be later than the Required Payment Commencement Date.

Effective December 1, 2005, distribution to a Participant upon the Participant’s Required Payment Commencement Date may, for any calendar year, if elected by the Participant, be the minimum required distribution under Code Section 401(a)(9) and the regulations thereunder, as set forth in Section 6.5(j). A Participant making such an election may thereafter elect to receive any remaining amounts in his Accounts in a single sum.

(d) Distributions shall be in the form of a cash lump sum, provided that a Participant may, upon or after reaching age 59  1/2 as of the date of distribution, elect to receive the portion of his Distributable Benefit invested in a Company Stock Fund in the form of shares of Company Stock (plus cash for any fractional shares), or in the form of cash. The value of the amount distributed in the form of cash from the portion of a Participant’s Distributable Benefit invested in a Company Stock Fund shall be the net proceeds at the sale of the Company Stock liquidated pending distribution, plus cash for any fractional share.

(e) In lieu of receiving his entire Distributable Benefit in a single lump-sum distribution as provided in Section 6.1(d), a Participant upon or after attaining age 59  1/2 may elect on or after May 1, 1998 to receive a distribution of that portion of his Account(s) that is not invested in a Company Stock Fund within the Trust, while leaving in the Plan the remaining portion which is invested in a Company Stock Fund until a later distribution date specified by the Participant, which in no event shall be a date after the Required Payment Commencement Date. Any such partial withdrawal shall be subject to such limitations and restrictions as maybe imposed by Committee rule. Notwithstanding the foregoing, with respect to any portion of the Participant’s Account attributable to Company Stock acquired by the ESRP after December 31, 1986 (as determined under terms of the ESRP and applicable Treasury Regulations), the Participant may elect to have payment made in substantially equal annual payments over a period of five years, with the first such annual payment made not later than one year after the close of the Plan Year which is the fifth Plan Year following the Plan Year in which the Participant separated from service with the Company. Notwithstanding the foregoing, a Participant who elects such a Company Stock Distributable Benefit may, at any time prior to attaining age 59-1/2, request that the Committee pay him the Vested Interest in his Accounts in a cash lump sum and, in such event, the distribution shall be made not later than one hundred twenty (120) days (or as soon thereafter as is reasonable for administrative purposes) after the close of the Plan Year in which such request is made.

6.2 Designation of Beneficiary; Distribution Upon Death or Disability.

(a) On a form prescribed by and delivered to the Committee, each Participant shall have the right to designate in writing a Beneficiary or Beneficiaries whom such Participant desires to receive the benefits of this Plan in the event of such Participant’s death. If, as of January 1, 2006, a Participant had Beneficiary designations on file for the ESRP and for this Plan, then the Beneficiary designation for the ESRP shall be disregarded and the Beneficiary designation for this Plan shall govern. If a Participant did not have a Beneficiary designation on file for this Plan, but had a Beneficiary designation for the ESRP, then the ESRP Beneficiary designation shall govern. The foregoing rules shall apply until such time as a new Beneficiary designation is filed under this Plan.

(b) A Participant may from time to time change his designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee.

(c) If a deceased Participant shall have failed to designate a Beneficiary, if the Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, if for any reason the designation shall be legally ineffective, or if the Beneficiary shall have predeceased the Participant (and no legally effective contingent Beneficiary shall have been named), any distribution required to be made under the provisions of this Plan shall be payable to the Participant’s surviving spouse, and if the Participant had no surviving spouse, to the Participant’s estate, and the surviving spouse or estate shall be considered the Beneficiary under this Plan.

(d) In the event that a Participant shall predecease his Beneficiary and on the subsequent death of the Beneficiary a remaining distribution is payable under the applicable provisions of this Plan, the distribution shall be payable to the Beneficiary’s estate.

(e) The Company, the Committee and the Trustee shall have no duty to determine whether a Beneficiary designation or spousal consent made pursuant to this Section 6.2 was an informed designation or consent or was freely given, and shall be entitled to rely upon the Beneficiary form filed with the Committee or its delegate, as well as such other documents as may be required pursuant to Section 6.2(i), and shall be under no duty or obligation to attempt to protect the rights of a spouse or former spouse of a Participant.

(f) Upon the death of a Participant during his employment, or in the event that the Committee shall determine that a Participant has suffered a Disability while an Employee of the Company, the Committee shall direct the Trustee to make a distribution of the Participant’s Distributable Benefit to the Participant’s Beneficiary determined under this Section 6.2 (in the event of death), or to the disabled Participant (in the event of Disability).

(g) Except as may be required in accordance with Section 6.4, the form of the Distributable Benefit shall be a cash lump-sum distribution, payable within one hundred twenty (120) days (or as soon thereafter as is reasonable for administrative purposes) after the close of the Plan Year in which the death of the Participant occurs, or in which he is determined to be Disabled, as the case may be, subject to proof of death or Disability satisfactory to the Committee. In no event shall the payment to a Participant who has suffered a Disability be made later than such Participant’s Required Payment Commencement Date.

(h) Upon the death of a former Participant after his retirement, Disability or other termination of employment, but prior to the distribution of his Distributable Benefit to which he is entitled, the Committee shall direct the Trustee to make a distribution of the balance to which the deceased Participant was entitled, to the Participant’s Beneficiary determined under this Section 6.2, such payment to be made within one hundred twenty (120) days (or as soon thereafter as is reasonable for administrative purposes) after the close of the Plan Year in which the death of the Participant occurs, notwithstanding any elections previously made by the Participant.

(i) The Committee or Trustee, or both, may require (and rely upon) the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits.

6.3 In-Service Withdrawals.

(a) Age 59  1/2 Withdrawals, A Participant shall be entitled to make withdrawals from the vested portion of his Accounts including any earnings thereon, after the date on which he attains the age of 59-1/2 even though his employment with the Company has not yet been terminated.

(b) Hardship Withdrawal. A Participant may withdraw amounts attributable to Elective Deferrals and Catch-Up Contributions made to this Plan prior to attaining age 59-1/2, upon incurring a hardship as determined by the Committee, provided that no amount representing earnings in such account after December 31, 1988, may be withdrawn. A withdrawal will be deemed on account of hardship only if the distribution is made on account of an immediate and heavy financial need and is necessary to satisfy such financial need. Any withdrawal made pursuant to this Section 6.3(b) shall be made in accordance with rules prescribed by the Committee that are consistent with Regulations under Code Section 401(k), and the following rules:

(i) The determination of whether an Employee has an immediate and heavy financial need is to be made by the Committee on the basis of all relevant facts and circumstances. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Employee if the distribution is on account of:

(A) Medical expenses that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B) Purchase of the principal residence for the Employee (excluding mortgage payments);

(C) Payment of tuition and related education fees for the next twelve months of post-secondary education for the Employee or the Employee’s spouse, children or dependents (as defined in Code Section 152, without regard to sections 152(b)(1), (b)(2) and (d)(1)(B));

(D) The need to prevent the eviction from the Employee’s principal residence or foreclosure on the mortgage of the Employee’s principal residence;

(E) Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152, without regard to section 152(d)(1)(B));

(F) Expenses for the repair of damages to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(G) Any other event described in Treasury Regulations or rulings as an immediate and heavy financial need and approved by the Committee as a reason for permitting distribution under this section.

(ii) To receive a hardship withdrawal, the following requirements must first be met by the applicant:

(A) The applicant must apply in the manner required by the Committee and including any required signatures and certifications;

(B) The applicant must have withdrawn, or must withdraw at the same time that an application for hardship withdrawal is submitted, all eligible in-service withdrawals from balances in this Plan and all other Company retirement plans;

(C) The applicant must have applied for all eligible loans from those Company retirement plans which permit Participant loans;

(D) The hardship withdrawal cannot be less than $500.00; and

(E) The applicant must suspend all Elective Deferrals to all qualified plans of deferred compensation maintained by the Company or an Affiliated Company for six (6) months after receiving the hardship withdrawal pursuant to rules prescribed by the Committee.

(iii) In the event that a Participant has elected to have his Plan Account invested in more than one investment alternative pursuant to the rules of Section 3.8, then the withdrawal shall be made first pro rata from the subaccounts other than those invested in a Company Stock Fund in which his Account is invested, and after exhaustion of such subaccounts, from his subaccounts invested in a Company Stock Fund.

(iv) The timing of the payment of the withdrawal shall be made as soon as practicable following the request in accordance with the rules established by the Committee.

(c) Withdrawal of Voluntary Accounts.

(i) A Participant shall be entitled to a distribution from his Voluntary Account (up to the full balance thereof on the Applicable Valuation Date) prior to the termination of his employment with the Company or an Affiliated Company, subject to reasonable restrictions imposed by the Committee with respect to the frequency and amount of such withdrawals.

(ii) All withdrawals from Voluntary Accounts shall be paid in cash as soon as administratively practicable following the receipt of a request for withdrawal from the Participant.

(iii) In the event that a Participant has elected to have his Voluntary Account invested in more than one investment alternative pursuant to the rules of Section 3.8, then a Participant withdrawing less than the entire balance in his Voluntary Account will receive a pro rata distribution from among such investment alternatives.

(iv) If requested by the Participant, the Participant’s Voluntary Account shall be distributed as soon as practicable following his termination of employment with the Company, notwithstanding the fact that a later distribution of his Distributable Benefit is provided pursuant to Section 6.1.

6.4 Distribution of MAPP Subaccount. Notwithstanding the preceding sections of this Article VI:

(a) (i) A Participant’s Distributable Benefits attributable to his MAPP Subaccount shall be paid in the form of a distribution of an annuity contract (purchased from a legal reserve life insurance company with the aggregate balance in the Participant’s MAPP Subaccount) providing a joint and fifty percent (50%) survivor annuity (“Joint and Survivor Annuity”) if the Participant was married at the time of retirement or at the time the Distributable Benefit would otherwise be paid pursuant to Section 6.1. The Participant, with the consent of his spouse, may, however, elect not to receive a Joint and Survivor Annuity as provided in this Section 6.4, in which case the Participant’s benefit will be paid in accordance with the otherwise applicable provisions of this Article VI.

(ii) The Joint and Survivor Annuity payable under this Section 6.4 shall provide for payments to the Participant in equal monthly payments, beginning in the month following the month in which the Participant’s Normal Retirement Date occurs (or would occur in the event of termination of employment prior to such date), and ending the payment for the calendar month in which his death occurs, and, if the Participant dies after his benefit commences and is survived by a spouse entitled to survivor benefits under such Joint and Survivor Annuity, such spouse shall receive monthly payments of fifth percent (50%) of the Participant’s benefit beginning with the payment for the calendar month following the month in which the Participant died and ending with the payment for the calendar month in which the spouse dies.

(iii) A Participant may elect with the consent of his spouse, in the manner prescribed by the Committee, not to receive a Joint and Survivor Annuity in which case the Participant shall receive his benefit as otherwise provided in this Article VI. This election may be made or revoked at any time during the ninety (90)-day period ending on the annuity starting date but shall become irrevocable once the Participant’s benefit commences (i.e., once the annuity contract is distributed. The election may be made only with the consent of the spouse, which consent must acknowledge the effect of such election and must be given in writing witnessed by a member of the Committee, a representative thereof, or a notary public. Spousal consent may be waived by the Committee only if it is established to the satisfaction of the Committee that such consent cannot be obtained because the Participant has no spouse, because the spouse cannot be located, or because of such other circumstances as are prescribed in regulations issued by the Secretary of the Treasury. Consent obtained or waived under this Section 6.4(a) shall be effective only with respect to the spouse to whom such consent applied.

(b) If a Participant dies before commencement of payment of his Distributable Benefit attributable to his MAPP Subaccount, the Participant’s surviving spouse shall (unless such surviving spouse elects to receive a lump sum distribution as set forth in this subsection (b)) receive a distribution of an annuity contract (provided from a legal reserve life insurance company with the aggregate balance in the Participant’s Accounts) providing an immediate annuity for the life of the surviving spouse (“Preretirement Survivor Annuity”). The surviving spouse may waive the Preretirement Survivor Annuity and instead receive a lump sum distribution at any time before the benefit commences, but distribution in the form of an annuity shall become irrevocable once the benefit commences (i.e., once the annuity contract is distributed).

(c) Survivor benefits under Section 6.4(a) or (b) shall not be paid to any surviving spouse (or former spouse) who was neither (i) married to the Participant throughout the one-year period ending on the earlier of the Participant’s annuity starting date or the date of the Participant’s death nor (ii) deemed to be married at such time pursuant to Code Section 417(d)(2). Instead, the amount attributable to the MAPP Subaccount shall be paid in a lump sum to the Participant’s Beneficiary.

(d) Required Minimum Distributions.

(i) General. All distributions required under Section 6.4 of the Plan will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9), and the requirements of this Section 6.4(d) will take precedence over any inconsistent provisions of the Plan. Notwithstanding the foregoing, distributions maybe made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(ii) Death of Participant before Distributions Begin. If the Participant dies before distribution begins, and the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies. Unless a lump sum distribution is elected pursuant to Section 6.4(b) or a lump sum is payable pursuant to Section 6.5(f), the Participant’s interest shall be distributed in the form a Preretirement Survivor Annuity purchased from an insurance company. If the Participant’s interest is distributed in the form of a Preretirement Survivor Annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations. Distributions to a Beneficiary other than the surviving spouse of the Participant shall be made pursuant to Section 6.1.

6.5 Special Rules Relating to Distributions.

(a) Form. Subject to the Participant’s right under Sections 6.1(d), 6.1(e) and Section 6.5(b) to elect to receive a Company Stock distribution after age 59  1/2 calculated under the provisions of Section 6.5(e), a Participant’s Distributable Benefit shall be distributed in the form of cash or, if elected in accordance with Section 6.6(b), by trustee-to-trustee transfer.

(b) Amount. For purposes of determining the amount of Distributable Benefit that will be distributed to a Participant or Beneficiary pursuant to the rules of this Article VI, the value of the Participant’s Account shall be determined in accordance with rules prescribed by the Committee. However, the value of the Participant’s Account shall be increased or decreased (as appropriate) by any contributions or distributions properly allocable under the terms of this Plan to his Account that occurred on or after the Applicable Valuation Date or for any other reason were not otherwise properly reflected in the valuation of his Account on such Valuation Date.

(c) Liability. Neither the Committee, the Company, nor the Trustee shall have any responsibility for any increase or decrease in the value of a Participant’s Account as a result of any valuation made under the terms of this Plan after the date of his termination of employment and before the date of the distribution of his Account to him or his Beneficiary. Also, neither the Committee, the Company, nor the Trustee shall have any responsibility for failing to make any interim valuation of a Participant’s Account between the date of distribution to the Participant of his Account and the immediately preceding Valuation Date, even though the Plan Assets may have been revalued in that interim for a purpose other than to revalue the Accounts under this Plan.

(d) Notice of Right to Receive Company Stock. The Committee shall notify the Participant in advance of making the distribution of his right to elect distribution in the form of Company Stock upon reaching age 59  1/2. Upon being so notified the Participant shall have a reasonable period of time (at least fourteen days) in which to elect to receive his Distributable Benefit in the form of a Company Stock distribution as calculated under Section 6.5(e). This election by the Participant shall be made in writing or as otherwise permitted by Section 11.9, shall be irrevocable when made unless the Committee shall approve a revocation thereof, and shall operate to require the Committee to cause the Participant’s Distributable Benefit to be made in the form of a Company Stock distribution as calculated under Section 6.5(e).

(e) Distribution of Company Stock. A Company Stock Distributable Benefit shall be governed by the following rules:

(i) The amount of such a distribution shall be the number of whole shares of Company Stock that can be purchased, either by a stated percentage or by the dollar value of the Participant’s Plan balance (determined as of the Applicable Valuation Date), with the remainder of the value of the Participant’s Plan balance distributable in the form of cash.

(ii) If more than one class of Company Stock is available for distribution to a Participant, the Participant must receive substantially the same proportion of each such class of stock (“Pro Rata Distribution”). The rule in the preceding sentence shall not apply to the extent that the Participant elects, pursuant to rules to be prescribed by the Committee, to receive the distribution in a form other than the Pro Rata Distribution. The rules of this Section 6.5(e)(ii) shall be applied by the Committee in a manner not inconsistent with the provisions of Code Section 409(h). For purposes of the foregoing, Preferred Stock is not considered available for distribution because Preferred Stock is converted prior to distribution.

(iii) Notwithstanding paragraphs (i) and (ii) above, a Company Stock Distributable Benefit shall not include Preferred Stock. Instead, any such Preferred Stock shall be converted prior to distribution in accordance with the provisions of the applicable Certificate of Incorporation.

(iv) Any Company Stock Distributable Benefit under this Plan is limited to, and shall be deemed made from, the assets of the ESOP Fund.

(f) Distributable Benefit Under $5,000. If the present value of the Participant’s Distributable Benefit determined as of the Participant’s termination date, death or any subsequent Valuation Date does not exceed $5,000, the Participant (or Beneficiary in the event of the Participant’s death) shall receive a single sum distribution of the entire value of the Participant’s Distributable Benefit within twelve months (or as soon thereafter as is reasonable for administrative purposes) following the Participant’s termination of employment, or as soon as practicable following receipt of notice of Participant’s death or such subsequent Valuation Date, whichever is applicable; provided, however, that with respect to a Participant’s MAPP Subaccount, no distribution shall be made under this subsection after the Participant’s annuity starting date unless the Participant and spouse consent in writing to such distribution. For this purpose, the annuity starting date shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of a disability benefit, the first day of the first period for which a benefit is to be received by reason of a Disability. Notwithstanding anything to the contrary contained in this Section 6.5(f), in the event that the present value of a Participant’s Distributable Benefit is greater than $1,000 but equal to or less than $5,000, if the Participant does not affirmatively elect to have such distribution either (1) paid directly to an eligible retirement plan specified by the Participant in a direct rollover, or (2) to receive the distribution directly, then the Committee shall pay the distribution in a direct rollover to an individual retirement plan designated by the Committee. If the Participant’s Distributable Benefit is zero, the Participant shall be deemed to have received a distribution of his entire Distributable Benefit. Such distribution shall not require consent by the Participant or the Participant’s spouse.

(g) Rollover Account. A Participant’s Distributable Benefit from his Rollover Account, if any, shall be distributed in the same fashion as provided in Sections 6.1 through 6.3, as applicable.

(h) Facility of Payment. If any payee under the Plan is a minor or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have the payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefore from a duly appointed guardian or committee of the payee. Any payment shall be a payment from the Accounts of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

(i) Distribution to Alternate Payees. If an Alternate Payee is entitled to a distribution of benefits from this Plan pursuant to a qualified domestic relations order, as defined in Section 11.5, the benefits payable to such Alternate Payee shall be distributed pursuant to such qualified domestic relations order under rules or procedures described by the Committee. If permitted by applicable law and regulations, the Committee may require or permit immediate distribution of such benefits to an Alternate Payee at any time following the determination by the Committee that such an order is a qualified domestic relations order. In the event that an Alternate Payee dies prior to receipt of the amounts due him from an Alternate Payee Account, such amounts shall be distributed to the estate of the Alternate Payee as soon as practicable following the date such amounts would have been distributed to such Alternate Payee unless the order provides that the amounts shall revert back to the Participant.

(j) Compliance with Section 401(a).

(i) Notwithstanding anything to the contrary contained herein, the distribution options under this Plan shall comply with Section 401(a)(9) of the Code and regulations promulgated thereunder, which are hereby incorporated by this reference as a part of this Plan. Accordingly, unless otherwise permitted by law, the interest of each Participant shall commence to be distributed no later than such Participant’s Required Payment Commencement Date.

(ii) For purposes of determining the distributions under Section 6.1(c) to Participants who elect to receive a minimum required distribution for any distribution calendar year, the following shall apply:

(A) During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(B) Required minimum distributions will be determined under this Article VI. beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death. Required minimum distributions following the Participant’s death shall be made in a lump sum as set forth in Section 6.2.

(C) The required minimum distribution for any distribution calendar year shall be made first pro rata from the subaccounts other than those invested in a Company Stock Fund in which his Account is invested, and after exhaustion of such subaccounts, from his subaccounts invested in a Company Stock Fund.

(D) For purposes of this Section 6.5(j), the following definitions shall apply:

(1) A “distribution calendar year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Payment Commencement Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Payment Commencement Date occurs, will be made on or before December 31 of that distribution calendar year.

(2) The “Participant’s account balance” is the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

6.6 Direct Rollovers.

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 6.6, a “distributee” (as defined below) may elect, at the time and in the manner prescribed by the Committee, to have any portion of an “eligible rollover distribution” (as defined below) made payable directly to an “eligible retirement plan” (as defined below) specified by the distributee in a “direct rollover” (as defined below).

(b) For purposes of this Section 6.6:

(i) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancies) of the distributee or the distributee’s designated Beneficiary, or for a specified period of 10 years or more; (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless such portion is transferred in a direct trustee-to-trustee transfer to a qualified trust which is part of a plan which is a defined contribution plan and which agrees to separately account for amounts so transferred, including separate accounting for the portion which is includible in gross income and the portion which is not so includible; (d) any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; and (e) any other type of distribution which the Internal Revenue Service announces (pursuant to regulation, notice, or otherwise) is not an eligible rollover distribution. If approved by the Committee in its sole discretion, an eligible rollover distribution may include active loans from the Participant’s Accounts.

(ii) An “eligible retirement plan” is a retirement plan that accepts the distributee’s eligible rollover distribution and is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract as described in Code Section 403(b), a qualified trust described in Code Section 401(a) or an eligible plan under Code Section 457 which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. However, in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), an eligible retirement plan is an individual retirement account or individual retirement annuity.

(iii) A “distributee” includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternative payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv) A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ARTICLE VII

TRUST FUND AND COMPANY CONTRIBUTIONS; VALUATION OF

COMPANY STOCK CONTRIBUTED; COMPANY STOCK TRANSACTIONS

WITH DISQUALIFIED PERSONS

7.1 Trust Fund. The Company has established the Trust pursuant to a Trust Agreement under which the Trustee has agreed to hold and administer in trust the assets of the Plan.

7.2 Permissible Types of Plan Investments. The assets of the Plan may be invested in the following types of assets as determined by the Committee:

(a) Class A Common Stock, except to the extent the Participant has instructed the Trustee to make, and the Trustee has made, a valid election to receive Class B Common Stock pursuant to the terms of the Plan of Reorganization and Agreement of Merger (the “1984 Plan of Reorganization”) dated as of June 1, 1984 between the Company and its wholly owned subsidiary, Science Applications, Inc., in which event the Committee or its delegate shall keep records to reflect the number of shares of Class B Common Stock allocated to each Participant’s Plan Account. No further allocation of Class B Common Stock shall be made by the Company to any such Class B Common Stock Account after the number of shares required to be allocated thereto pursuant to such election have been allocated in accordance with the terms of the 1984 Plan of Reorganization. The Committee, in its discretion, may direct the Trustee to hold up to one hundred percent (100%) of the assets of the Trust in:

(i) Company Stock;

(ii) Other “Qualifying Employer Securities,” as that term is defined in ERISA Section 407(d)(5);

(iii) “Qualifying Employer Real Property,” as that term is defined in ERISA Section 407(d)(4);

(iv) Cash; or

(v) Any other property that is a permissible plan investment under applicable law.

The Board of Directors may determine that Company Stock, or a fund within the Trust which holds Company Stock (a “Company Stock Fund”), shall not be an available investment option for any former Employee who, pursuant to Section 6.1, has deferred payment of his Distributable Benefit. In the event the Board of Directors makes such a determination, the Committee shall establish procedures to implement the foregoing restriction on investment in Company Stock or a Company Stock Fund, including the timing and procedures for any fund-to-fund transfers, appropriate default options and, if considered appropriate, any transition rules.

7.3 Form of Company Contributions. The Company Contributions to the Trust Fund shall be paid in cash, Company Stock, or such other property as the Board of Directors may from time to time determine.

7.4 Valuation of Company Contributions in the Form of Company Stock. Company Stock contributed by the Company to the Trust Fund shall be valued using the rules set forth in Section 3.9(c).

7.5 Company, Committee and Trustee Not Responsible for Adequacy of Trust Fund.

(a) Neither the Company, the Committee nor the Trustee shall be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid from the Trust assets, and neither the Company, the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan.

(b) Except as required under the Plan or Trust or under Part 4 of Title I of ERISA, the Company shall not be responsible for any decision, act or omission of the Trustee, the Committee, or the Investment Manager (if applicable), and shall not be responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.

(c) The Company expressly disavows any contractual obligation, implied or explicit, to make any contribution to the Plan or to contribute any specified amount.

7.6 Company Stock Transactions with Disqualified Persons. Acquisition or sale by the Plan of Company Stock or other qualifying employer securities (as defined in Section 407(a)(5) of ERISA) from or to a “disqualified person”, as defined in Code Section 4975(e)(2), shall be at a price which represents “adequate consideration,” as defined in Section 3(18) of ERISA or, in the event such Company Stock or other qualifying employer security is a marketable obligation, as defined in Section 407(e) of ERISA, at a price not less favorable to the Plan than the price determined under Section 407(e)(1) of ERISA. No commission shall be charged to the Plan in connection with any such sale or acquisition. The determination as to whether or not such a sale or acquisition satisfies the requirements of this Section 7.6 shall be made by the Committee.

ARTICLE VIII

ACCOUNTING AND ALLOCATION PROCEDURES

8.1 Allocation of Forfeitures. The treatment of all amounts that are forfeited by reason of the termination of the employment of a Participant shall be governed by the following rules:

(a) Matching Contributions,

Forfeitures of Matching Contribution Accounts occurring during a Plan Year shall be used to offset Company Matching Contributions for such Plan Year and allocated to the Matching Contribution Accounts of those Participants who are entitled to receive an allocation of Company Matching Contributions for the Plan Year according to the rules of Section 3.3.

(b) Profit Sharing Contributions and ESOP Contributions.

(i) Forfeitures of Profit Sharing Accounts and PSRP Profit Sharing Accounts occurring during a Plan Year shall be added to Profit Sharing Contributions for such Plan Year and allocated to the Profit Sharing Accounts of all Eligible Participants (as defined in Section 3.4(c)) for the Plan Year in the proportion that the Compensation of each such Eligible Participant (regardless of Fringe Rate Group) bears to the total compensation of all such Eligible Participants.

(ii) Forfeitures of ESOP Accounts occurring during a Plan Year shall be added to ESOP Contributions for such Plan Year and allocated to the ESOP Accounts of all Eligible Participants (as defined in Section 3.4(c)) for the Plan Year in the proportion that the Compensation of each such Eligible Participant (regardless of Fringe Rate Group) bears to the total compensation of all such Eligible Participants.

(c) No forfeitures attributable to either Company Matching Contributions or under subparagraph (b) above shall be allocated to any Plan Account, Rollover Account, Voluntary Account, Alternate Payee Account, TRASOP Account, CODA Account or ESOP Alternate Payee Account.

(d) Pending allocation, all forfeitures shall be accounted for in the same manner as Company Contributions and shall be adjusted for income, gain or loss on such forfeitures.

(e) In the event that amounts are forfeited by reason of the termination of employment of a Participant, shares of Class B Common Stock, if any, which may be held in such Participant’s Matching Contributions Account, Profit Sharing Contributions Account, ESOP Account (or, indirectly, through a Participant’s interest in a Company Stock Fund in which his Account is invested) shall be sold by the Trustee to the Company for cash equal to its fair market value, determined as of the date of such sale, and the cash proceeds thereof shall be allocated with the other assets held in such Participant’s Plan Account pursuant to the provisions of this Section 8.1. Alternatively, as determined by the Committee, such shares shall be retained in the Trust and allocated pursuant to this Section 8.1. In determining whether Common Stock to be forfeited is Class A or Class B Common Stock, the first-in, first-out method shall be applied.

(f) Notwithstanding anything to the contrary herein, amounts forfeited under the Plan may be used by the Company to satisfy reinstatements due to military leave or amounts owed to the Plan as a result of an error in the operation of the Plan.

8.2 Reinstatement of Forfeitures.

(a) If a Participant who was partially vested under Section 5.2(a) is reemployed by the Company or an Affiliated Company on (or before) the Anniversary Date of the Plan Year in which his fifth consecutive Break in Service occurs, the Participant shall be entitled to have the entire portion of his Matching Contribution Account, his Profit Sharing Account, his ESOP Account and his PSRP Profit Sharing Account (including the nonvested portion(s) of such Account(s)) reinstated by repaying the total amount distributed to him. Such reinstatement shall be made from current forfeitures or, if necessary, from Company Contributions and shall not be treated as an Annual Addition. However, this repayment must be made prior to the earlier of (1) five years from the date of reemployment or (2) five consecutive Breaks in Service after the distribution of the Vested Interest in his Plan Account following such termination of employment, provided he is an Eligible Employee during that period. If such repayment is not made, then the previously forfeited amounts shall not be restored.

(b) In the case of a repayment made pursuant to this Section 8.2:

(i) The Participant shall not be required to pay any interest charge upon the amounts repaid by him; and

(ii) The nonvested portion(s) of his applicable Account(s) as set forth in subparagraph (a) above (which was not distributed to him) shall not be adjusted for gains or losses during the period between the forfeiture and the repayment of the distributed amount.

(iii) In the case of a Participant with no Vested Interest in his applicable Account(s) as set forth in subparagraph (a) above who is reemployed prior to incurring five consecutive Breaks in Service, his entire nonvested Account(s) (unadjusted for gains or losses during the period between the date of his forfeiture and the date of his reemployment) shall be reinstated upon his reemployment, without regard to the repayment requirement of subsection (a) above.

(iv) In no event shall a Participant who has received a distribution which includes the balance in his Plan Account, Voluntary Account, TRASOP Account, CODA Account and/or Rollover Account be entitled either to repay the Plan or to have the balance in such Plan Account, Voluntary Account, TRASOP Account, CODA Account and/or Rollover Account reinstated upon reemployment by the Company or an Affiliated Company. However, if the previous distribution otherwise qualifies for a Rollover Contribution, the Participant may make a Rollover Contribution upon reemployment.

8.3 Allocation of Income or Loss on Unallocated Company Contributions; Company Contributions to Defray Plan Expenses. At the time Company Contributions are allocated to Plan Accounts, the income, gain or loss on unallocated Company Contributions, adjusted for any Plan expenses paid or accrued as of the end of the Plan Year preceding the actual allocation date (except for Plan expenses paid through Company Contributions pursuant to the following sentence), shall be allocated to those Participants eligible to receive an allocation of Profit Sharing Contribution or ESOP Contribution for such Plan Year, pro rata, according to each such Participant’s entitlement to such allocation. The Company may, in its discretion, make a Plan Contribution at any time for the purpose of defraying Plan expenses. Such contribution shall be used to defray Plan expenses and shall not be allocated to Accounts of Participants.

8.4 Accounting Procedures. The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Accounts provided for in this Article VIII, as well as the implementation of investment direction by Participants pursuant to Section 3.8 and transfers between or distributions from subaccounts established pursuant to Section 3.8. From time to time the Committee may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts in accordance with the general concepts of the Plan and the provisions of this Article VIII.

A Participant, Beneficiary or Alternate Payee shall have no contractual or other right to have a particular accounting procedure or convention apply, or continue to apply, and the Committee shall be free to alter any such procedure or convention without obligation to any Participant, Beneficiary or Alternate Payee, consistent with the requirements of Code Section 411(d)(6).

8.5 Suspended Participants. The Accounts of each Suspended Participant shall be held intact and shall be valued on each Valuation Date as provided in Section 3.9, but shall not receive any allocation of Company Contributions or forfeitures; provided, however, that if the Participant completes, during the Plan Year in which he becomes a Suspended Participant, 850 or more Hours of Service during such Plan Year, his Profit Sharing Account shall participate in the allocation of Company Contributions and forfeitures of Profit Sharing Contribution or ESOP Contribution for such Plan Year, if he otherwise would have been eligible for such an allocation or if such suspended Participant’s employment terminated during such Plan Year as a result of death, retirement on or after the Normal Retirement Date, Disability or involuntary lay-off (other than for cause) as determined by the Committee in its sole discretion.

8.6 Accounting for Interest of an Alternate Payee. In the event an Alternate Payee is awarded an interest in the Plan benefits of a Participant pursuant to a qualified domestic relations order, as defined in Section 11.5, such interest shall be separated into one or more separate Accounts and accounted for under rules prescribed by the Committee, pending distribution to the Alternate Payee.

ARTICLE IX

OPERATION AND ADMINISTRATION OF THE PLAN;

VOTING AND OTHER RIGHTS OF COMPANY STOCK

9.1 Members. The Committee is the Science Applications International Corporation Retirement Plans Committee. The members of the Committee shall be appointed by the Board of Directors and shall hold office until resignation, death, removal by the Board of Directors or the date the member ceases to be an employee of the Company. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled by the Board of Directors.

9.2 Committee Action. A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee and be binding upon the same as if all members had joined therein. A member of the Committee shall not vote or act upon any matter which relates solely to himself as a Participant. Any member or members of the Committee designated by the Committee may execute any certificate or other written direction on behalf of the Committee. The Trustee or any third person dealing with the Committee may conclusively rely upon any certificate or other written direction so signed until the Committee shall file with the Trustee a written revocation of the authorization of the designated members.

9.3 Rights and Duties.

(a) The Company shall be the Plan Administrator (as defined in Section 3(16)(A) of ERISA). The Company delegates its duties under the Plan to the Committee. The Committee shall act as the Fiduciary with respect to control and management of the Plan for purposes of ERISA on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not limited to, the following:

(i) To allocate fiduciary responsibilities (other than trustee responsibilities) among the named Fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities (other than trustee responsibilities). The term “trustee responsibilities” as used herein shall have the meaning set forth in Section 405(c) of ERISA. The preceding provisions of this Section 9.3(a) shall not limit the authority of the Committee to appoint one or more Investment Managers in accordance with Section 9.3(b).

(ii) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

(iii) To employ such legal, actuarial, medical, accounting, clerical, administrative and ministerial and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any named Fiduciary or any other fiduciary may have under the Plan.

(iv) To establish rules and regulations from time to time for the conduct of the Committee’s business and the administration and effectuation of this Plan.

(v) To administer, interpret, construe and apply this Plan and the Plan’s claims procedure and to decide all questions which may arise or which may be raised under this Plan by any employee, Participant, former Participant, Beneficiary, Alternate Payee or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Participant, and the amount of benefits to which any Participant or his Beneficiary may be entitled on or after the Effective Date hereof.

(vi) To determine the manner in which the assets of this Plan, or any part thereof, shall be distributed.

(vii) To select alternative investment options from which Participants may select from in determining investment of their Accounts, and to establish rules and procedures regarding such investment options.

(viii) To satisfy accounting, auditing, record keeping, insurance, bonding and reporting and disclosure requirements.

(ix) To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, consideration of such claims, review of claim denials and issuance of a decision on review. Such claims procedures shall at a minimum consist of the following:

(A) The Committee shall notify Participants and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, and may, if appropriate, make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

(B) The Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim. If an extension is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the three preceding sentences.

(C) Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for denial, (ii) specific references to any provisions of the Plan on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (iv) an explanation of the procedure for further reviewing the denial of the claim under the Plan, including a statement of the right of the claimant to bring an action under Section 502(a) of ERISA following an adverse benefit determination on review.

(D) The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review with the claimant or his duly authorized representative having 65 days after receipt of denial of his claim to request such review. Claimant shall have the right to submit documents, records, issues, comments and other information in writing which relates to the claim for benefits, all of which shall be taken into account regardless of whether it was submitted in the initial benefit determination. The claimant shall be provided upon request and at no charge reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

(E) The Committee shall establish a procedure for issuance of a decision by the Committee not later than 60 days after receipt of a request for review from claimant unless special circumstances (i.e., such as the need to hold a hearing) require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. In no event shall such extension exceed a period of 60 days from the end of the initial period. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of the Plan on which the decision is based.

(F) Notwithstanding any other provision of this Plan, no person claiming any benefit under this Plan may commence any legal action in connection therewith until all of the claim and appeal procedures specified in this Section 9.3(a)(ix) have been commenced and completed. In addition, no action may be commenced with respect to or arising from any claim for benefits against the Plan (or the Committee, the Company or any of its or their agents) more than one hundred eighty (180) days after the Participant, Beneficiary or other individual, as the case maybe (“Claimant”) is first given a written notice of the denial of his or her appeal by the Committee. Unless the Committee specifically determines otherwise, this period shall not be extended even if the Committee again considers the matter after the initial denial. This limitations period shall apply to all actions arising out of or relating to a claim for benefits including, but not limited to, any action under Section 502(a)(1)(B) of ERISA and any action under Section 502(a)(3) of ERISA to the extent said claim relates to the provision of benefits or rights under this Plan.

(x) To execute any amendment to the Plan which is necessary to maintain the qualification and tax exempt status of the Plan under the Code and ERISA, and any other amendments to the Plan which do not materially affect the financial obligation of the

Company nor the level of benefits provided to Participants and Beneficiaries as stated in Section 10.1.

(xi) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

Any action taken in good faith by the Committee in the exercise of its authority conferred upon it by the Plan shall be conclusive and binding upon Participants and their Beneficiaries and any Alternate Payees.

(b) The Committee shall have the power to direct the Trustee in writing with respect to the investment of the Trust Fund or any part thereof. Where investment authority, management and control of the Trust Fund have been delegated to the Trustee by the Committee, the Trustee shall be the Fiduciary with respect to the investment, management and control of the Trust Fund with full discretion in the exercise of such investment, management and control. Among the securities which the Committee may direct the Trustee to purchase are “employer securities” as defined in Section 409(1) of the Code or any successor statute thereto. Except as otherwise provided by law, the Committee may appoint one or more Investment Managers, as defined in Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan. An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company nor the Committee shall thereafter have any responsibility for the management of those assets, except to the extent such power or responsibility shall have been reserved to the Company or Committee in the documents governing the relationship between or among the Plan, the Company and the Investment Manager. Where investment authority, management and control of Trust assets is not specifically delegated to the Trustee, the Trustee shall not be a Fiduciary with respect to the investment, management and control of Trust assets and shall be subject to the direction of the Committee or the Investment Managers appointed by the Committee, if any, regarding the investment, management and control of such assets, and in such case the Committee, or the Investment Managers, as the case may be, shall be the Fiduciary with respect to the investment, management and control of such assets.

(c) Each Fiduciary under the Plan and Trust shall be solely responsible for its own acts or omissions. Except to the extent required by ERISA or the Code, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling any or all of the responsibilities imposed upon such other Fiduciary by ERISA or by any regulations or rulings issued thereunder. No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to the Plan or Trust unless he knowingly participates in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonably remedial action to remedy said breach or, through his negligence in performing his own specific fiduciary responsibilities, has enabled such other Fiduciary to commit a breach of the latter’s fiduciary responsibilities.

9.4 Compensation, Bonding, Indemnity and Liability.

(a) Members of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Committee who is an Employee receive compensation from the Plan for his services as a member of the Committee. All members shall be reimbursed for any necessary or appropriate expenditures incurred in the discharge of duties as members of the Committee. The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Committee shall be fixed by the Committee. Members of the Committee and any delegates shall be bonded to the extent required by Section 412(a) of ERISA and the regulations thereunder. Bond premiums and all expenses of the Committee or of any delegate who is an employee of the Company shall be paid by the Company and the Company shall furnish the Committee and any such delegate with such clerical and other assistance as is necessary in the performance of their duties. The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. No expense or fee of the Committee for the administration of the Plan and services in relation thereto shall be paid from the Trust assets, other than those expenses related to investments as are charged against an investment alternative established pursuant to Section 3.9.

(b) To the extent permitted by law, the Company shall indemnify each member of the Board of Directors and the Committee, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of such duties. The preceding right of indemnification shall pass to the estate of such a person and shall be in addition to any other right to which the Board of Directors or Committee member or other person may be entitled as a matter of law or otherwise. The following additional provisions apply to the right of indemnification:

(i) The Company shall promptly pay all legal costs and expenses covered by this indemnification;

(ii) The Company’s indemnification obligation survives the termination of the Plan, the termination of employment of any indemnified party and the termination of an indemnified party’s fiduciary status under the Plan;

(iii) The Company’s indemnification obligation is not reduced as applied to acts or omissions occurring prior to any reduction in future indemnification rights nor prior to a date at least 90 days after notice of such indemnification reduction is given to the affected indemnified party, unless such party consents in writing;

(iv) The Company’s indemnification obligation exists until a final decision (by a court or arbitrator) is rendered to the effect that the individual acted fraudulently or in bad faith; in which case the indemnified party shall be obligated to repay all benefits provided under this Section 9.4;

(v) All related costs, claims and expenses, including those, if any, incurred in enforcing the indemnification provisions, are covered by this indemnification obligation.

9.5 Manner of Administration. The Committee shall have full discretion to construe and interpret the terms and provisions of the Plan and to make factual determinations with respect to the administration of the Plan, which interpretation, construction or determination shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary or Alternate Payee.

9.6 Duty of Care. In the exercise of the powers and duties of the Committee as Plan Administrator and Fiduciary with respect to control and management of the Plan, each member of the Committee shall use the care, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

9.7 Reliance Upon Documents and Opinions.

(a) The members of the Committee, the Board of Directors, the Company and any Employee of the Company delegated under the provisions hereof to carry out any fiduciary responsible under the Plan (“Delegated Fiduciary”), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee. The members of the Committee, the Board of Directors, the Company and any Delegated Fiduciary shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance from any such consultant or firm or corporation which employs one or more consultants, trustee, or counsel.

(b) Any and all such things done or actions taken or suffered by the Committee, the Board of Directors, the Company and any Delegated Fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, Alternate Payees and any other persons whomsoever, except as otherwise provided by law.

(c) The Committee and any Delegated Fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

9.8 Requirement of Proof. The Committee or the Company may, in its (or their) sole discretion, require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, Beneficiary or Alternate Payee, and no benefits under this Plan need be paid until the required proof shall be furnished.

9.9 Voting and Other Rights of Company Stock.

(a) All voting rights of Company Stock held in the Trust Fund shall be exercised in accordance with the following provisions:

(i) Each Participant (which term shall include, for purposes of this Section 9.9, Beneficiaries and Alternate Payees having an interest in an Account or fund holding Company Stock) shall be given the opportunity to instruct the Trustee confidentially on a form prescribed and provided by the Company as to how to vote those shares (including fractional shares) of Company Stock allocated to his Account(s) under the Plan (directly or indirectly through an interest in a Company Stock Fund) on the date immediately preceding the record date for the meeting of shareholders of the Company. The Trustee shall not divulge to the Company the instructions of any Participant. The Company may require verification of the Trustee’s compliance with such confidential voting instructions by an independent auditor elected by the Company.

(ii) All Participants entitled to direct such voting shall be notified by the Committee (or the Company, pursuant to its normal communications with shareholders) of each occasion for the exercise of these voting rights within a reasonable time (but not less than the time period that may be required by any applicable state or federal law) before these rights are to be exercised. The notification shall include all information distributed by the Company to other shareholders regarding the exercise of such rights.

(iii) The Participants shall be so entitled to direct the voting of fractional shares (or fractional rights to shares). However, the Committee may, to the extent possible, direct the Trustee to vote the combined fractional shares (or fractional rights to shares) so as to reflect the aggregate direction of all Participants giving directions with respect to fractional shares (or fractional rights to shares).

(iv) In the event that a Participant shall fail to direct the Trustee, in whole or in part, as to the exercise of voting rights arising under any Company Stock allocated to his Account, then these voting rights, together with voting rights as to shares of Company Stock which have not been allocated, shall be exercised by the Trustee in the same proportion as the number of Shares of Company Stock for which the Trustee has received direction in such matter (e.g., to vote for, against or abstain from voting on a proposal, or to grant or withhold authority to vote for a director or directors), and the Trustee shall have no discretion in such matter, except as may be required by applicable law.

(v) Except as provided in paragraph (b) below, all rights (other than voting rights) of Company Stock held in the Trust Fund shall be exercised in the same manner and to the same extent as provided above with respect to the voting rights of the Company Stock, subject to the rules prescribed by the Committee, which rules, among other matters, may prescribe that no action shall be taken with respect to shares as to which no direction is received from Participants. The Trustee shall have no discretion with respect to the exercise of any such rights, except as may be required by applicable law.

(vi) Neither the Committee nor the Trustee shall make any recommendation to any Participant regarding the exercise of the Participant’s voting rights or any other rights under the provisions of this Section 9.9, nor shall the Committee or Trustee make any recommendation as to whether any such rights should or should not be exercised by the Participant.

(b) All responses to tender and exchange for Company Stock offers shall be made in accordance with the following provisions:

(i) Each Participant shall be given the opportunity, to the extent that shares of Company Stock are allocated to his Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Company Stock, and the Trustee shall respond in accordance with the instructions so received. The Trustee shall not divulge to the Company the instructions of any Participant. The Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer, together with a form addressed to the Trustee requesting confidential instructions on whether or not such shares will be tendered or exchanged. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in such matter, except as may be required by applicable law.

(ii) Unallocated shares of Company Stock and shares of Company Stock held by the Trustee pending allocation to Participants’ Accounts shall be tendered or exchanged (or not tendered or exchanged) by the Trustee in the same proportion as shares with respect to which Participants have been given the opportunity to direct the Trustee pursuant to subsection (i) above are tendered or exchanged, and the Trustee shall have no discretion in such matter, except as may be required by applicable law.

9.10 Plan Expenses.

(a) Except as provided in subsection (b) below, all expenses incurred in the establishment, administration and operation of the Plan, including but not limited to the expenses incurred by the members of the Committee in exercising their duties, to the extent these expenses are not paid by the Company, shall be charged to the Trust Fund and accounted for pursuant to the provisions of Article VIII, unless paid by the Company.

(b) Costs or expenses which are particular to a specific asset or group of assets in the Trust Fund, such as interest and brokerage charges which are included in the cost of securities purchased by the Trustee (or charged to proceeds in the case of sales), as determined by the Committee, shall be charged or allocated in a fair and equitable manner to the Accounts, subaccounts or funds to which those assets are allocated pursuant to rules prescribed by the Committee.

9.11 Multiple Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.12 Allocation of Fiduciary Responsibility.

(a) It is the intent of the Company to comply with Section 405(c) of ERISA and to have the limitation on liability set forth in Section 405(c)(2) of ERISA apply to the maximum extent allowed by law.

(b) Pursuant to Section 405(c) of ERISA, the authority to control and manage the operation and administration of the Plan is allocated to the Committee. Except to the extent expressly provided to the contrary in this Plan document, and the Trust Agreement, the responsibilities allocated to the Committee include:

(i) Responsibilities identified as Committee authority and powers in Section 9.3(a); and

(ii) Responsibilities identified elsewhere in this Plan document as applicable to the Committee.

(c) The Board of Directors is allocated the following responsibilities, acting with the advice and assistance of the Committee:

(i) Appointing the Trustee;

(ii) Appointing members of the Committee;

(iii) Performing those duties specifically allocated to it elsewhere in this Plan document.

(d) The Trustee shall have only those responsibilities which have been specifically allocated to it under this Plan document and related Trust Agreement, plus any “trustee responsibilities”, under Section 405(c) of ERISA, which may not legally be allocated to another person or Fiduciary. Any Investment Manager appointed pursuant to Section 9.3(b) may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan, subject to such limitations as may be provided in the documents governing the relationship between or among the Plan, the Company (if applicable) and the Trustee or Investment Manager.

9.13 Section 404(c) Provisions.

(a) Except for the portion of this Plan invested in Company Stock, this Plan is intended to constitute a plan described in Section 404(c) of ERISA and the regulations thereunder. As a result, with respect to elections described in the Plan and any other exercise of control by a Participant or Beneficiary over assets in the Participant’s Accounts, such Participant or Beneficiary shall be solely responsible for such actions, and neither the Trustee, the Committee, the Company, nor any other person or entity which is otherwise a Fiduciary shall be liable for any loss or liability which results from such Participant’s or Beneficiary’s exercise of control.

(b) The Committee shall provide to each Participant or his Beneficiary the information described in Section 2550.404(c)-1(b)(2)(i)(B)(1) of the Department of Labor Regulations. Upon request by a Participant or his Beneficiary, the Committee shall provide the information described in Section 2550.404c-1(b)(2)(i)(B)(2) of the Department of Labor Regulations.

(c) The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with Section 404(c) of ERISA.

ARTICLE X

PLAN AMENDMENT AND TERMINATION

10.1 Amendments. The Board of Directors in its sole discretion may at any time, and from time to time, amend the Plan. In addition, the Committee shall have the authority to execute any amendment to the Plan which is necessary to maintain the qualification and tax exempt status of the Plan under the Code and ERISA, and any other amendments to the Plan which do not materially affecting the financial obligation of the Company nor the level of benefits provided to Participants and Beneficiaries as noted in Section 9.3. Any amendment to the Plan shall be evidenced by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such instrument. Except as may be required to permit the Plan and Trust to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which may:

(a) Cause any assets of the Trust Fund, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries;

(b) Decrease the accrued benefit of any Participant or Beneficiary within the meaning of Section 411(d)(6) of the Code; and

(c) Increase the responsibilities or liabilities of a Trustee or an Investment Manager without its written consent.

10.2 Retroactive Amendments. The Plan may be amended prospectively or retroactively (as provided in Code Section 401(b)) to make the Plan conform to any provision of ERISA, any Code provisions dealing with tax-qualified employees’ trusts, or any regulation under either.

10.3 Discontinuance of Plan.

(a) It is the Company’s expectation that the Plan and the payment of contributions hereunder will be continued indefinitely, but continuance of the Plan by the Company is not assumed as a contractual obligation, and the Company reserves the right to permanently discontinue contributions hereunder. In the event of the complete discontinuance of contributions by the Company, the entire interest of each Participant affected thereby shall immediately become 100% vested. The Company, the Board of Directors, the Committee, and the Employees, agents and shareholders of the Company shall not be liable for the payment of any benefits under the Plan and all benefits hereunder shall be payable solely from the assets of the Trust except as otherwise required by ERISA.

(b) The Board of Directors may terminate the Plan at any time. Upon complete termination or partial termination of the Plan, the entire interest of each of the affected Participants shall become 100% vested. The Trustee shall thereafter, upon direction of the

Committee, distribute to the Participants the amounts in such Participant’s Accounts in the same manner as set forth in Article VI, subject, where appropriate, to Section 403(d)(1) of ERISA and regulations of the Secretary of Labor thereunder as may affect allocation of assets upon termination of such Plan.

10.4 Failure to Contribute. The failure of the Company to contribute to the Trust in any year, shall not, in and of itself, constitute a complete discontinuance of contributions to the Plan.

10.5 Merger or Consolidation.

(a) This Plan and its related Trust shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan or trust unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

(b) In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

(c) The Committee may, in its discretion, authorize a plan-to-plan transfer, provided such transfer will meet the requirements of Section 414(1) of the Code and that all other actions legally required are taken. In the event of a transfer of assets from the Plan pursuant to this subsection, any corresponding benefit liabilities shall also be transferred.

(d) In the event that assets are transferred to this Plan from another qualified plan in a plan-to-plan transfer, such assets will be accounted for separately to the extent required to preserve optional forms of benefit or other attributes of the transfer or plan as may be required by law or as may be determined by the Committee to be desirable.

10.6 Procedures on Termination.

(a) Upon termination of the Plan, the Committee shall determine whether to continue the Trust, to distribute the assets of the Trust to Participants, Beneficiaries and Alternate Payees, to transfer the assets in the Trust to another qualified plan maintained by the Company, or to take other action consistent with applicable law.

(b) The Trustee and the Committee shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

10.7 Partial Termination.

(a) In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interest of affected Participants in the Trust Fund, as of the date of the partial termination, shall become nonforfeitable as of that date.

(b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied.

(c) With respect to Plan assets and Participants affected by a partial termination, the Committee and the Trustee shall follow the same procedures and take the same actions prescribed in this Article X in the case of a total termination of the Plan.

ARTICLE XI

MISCELLANEOUS

11.1 Contributions Not Recoverable. Except where contributions are required to be returned to the Company by the provisions of the Plan as permitted or required by ERISA or the Code, it shall be impossible for any part of the contributions made under the Plan to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries. Notwithstanding this or any other provision of the Plan, the Company shall be entitled to recover, and the Participants under the Plan shall have no interest in (i) any contributions made under the Plan by mistake of fact, so long as the contribution is returned within one year after payment and (ii) any contributions for which deduction is disallowed under Section 404 of the Code, so long as the contributions are returned to the Company within one year following such disallowance or as permitted or required by the Code or ERISA. In the event of such mistake of fact or disallowance of deductions, contributions shall be returned to the Company, subject to the limitations, if any, of Section 403(c) of ERISA.

11.2 Limitation on Participant’s Rights. Participant in the Plan shall not give any Employee the right to be retained as an Employee of the Company or any right or interest under the Plan other than as herein provided. The Company reserves the right to dismiss any Employee without any liability for any claim either against the Trustee, the Trust except to the extent provided in the Trust, or against the Company. All benefits under the Plan shall be provided solely from the assets of the Trust.

11.3 Receipt or Release. Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent hereof, be in full satisfaction of all claims against the Trustee, the Committee and the Company. The Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

11.4 Alienation. Except as otherwise provided by law and as otherwise provided by Sections 11.5 and 11.6:

(a) The interest of any Participant, Beneficiary or Alternate Payee in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant, Beneficiary or Alternate Payee is prohibited from anticipating, encumbering, assigning, or in any manner alienating his interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in the Trust Agreement. The interest of any Participant, Beneficiary or Alternate Payee shall not be liable or subject to his debts, liabilities, or obligations, now contracted, or which may be subsequently contracted. The interest of any Participant, Beneficiary or Alternate Payee shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof, shall not be subject to any judgment rendered against the Participant, Beneficiary or Alternate Payee.

(b) In the event any person attempts to take any action contrary to this Article XI, that action shall be void and the Company, the Committee, the Trustee and all Participants, their Beneficiaries and Alternate Payees may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

(c) The preceding provisions of this Section 11.4 shall be interpreted and applied by the Committee in accordance with the requirements of Code Section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

11.5 Nonconforming Distributions Under Court Order.

(a) The right to a benefit payable with respect to a Participant pursuant to a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code) may be created, assigned or recognized. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to a Participant or Beneficiary shall be payable to the Alternate Payee specified in the qualified domestic relations order.

(b) The Plan’s obligations to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to such qualified domestic relations order.

(c) The reasonable expense of determining whether a domestic relations order satisfies the requirements of being a qualified domestic relations order shall be charged to the Account of the Participant; provided, however, that if a qualified domestic relations order so provides, such expense may, instead, be charged to the Alternate Payee’s share of the Participant’s Account or divided equally between the Participant and the Alternate Payee.

11.6 Authorized Participant Loans.

(a) Each Participant shall have the right, subject to prior approval by the Committee, to borrow from his Accounts. Application for a loan must be submitted by a Participant to the Committee according to the procedures established by the Committee. Approval shall be granted or denied in accordance with the rules established by the Committee to govern loans from the Plan, and the Committee shall have the power to modify such rules. Such rules are included in a separate document(s) and shall be considered a part of the Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Committee shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and the Plan loan rules have been met.

(b) Notwithstanding anything contained in the rules established by the Committee pursuant to Section 11.6(a), each loan shall, by its terms, satisfy each of the following requirements:

(i) The amount of the loan shall not exceed the lesser of:

(A) $50,000, reduced by the excess, if any, of a Participant’s highest outstanding balance of all loans from the Plan during the preceding 12 months over the outstanding balance of such loans on the loan date, or

(B) 50% of the value of the Participant’s Vested Interest in his Accounts, except that a Participant’s MAPP Subaccount shall not be included in determining such value. For purposes of this Section 11.6(b), the Participant’s Vested Interest and outstanding loan balances in all qualified employer plans (as such term is defined in Code Section 72(p)(4)) of the Company shall be aggregated to determine whether a loan shall be permissible hereunder and the maximum permissible amount thereof.

(ii) Each loan must be repaid within fifty-six (56) months (except that if the loan proceeds are being used to purchase the principal residence of a Participant, the Committee may, in its discretion, establish a term of up to 25 years for repayment).

(iii) Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than quarterly (loan payments may be suspended during a Participant’s active military service, as provided in Section 414(u)(4) of the Code.

(iv) Each loan must be adequately secured, with the security to consist of the balance of the Participant’s Accounts other than the MAPP Subaccount. For this purpose, the amount of the security must be at least equal to the amount of the loan. A Participant’s MAPP Subaccount shall not constitute security for any loan made after January 1, 2006.

(A) In the case of any Participant who is an active Employee, automatic payroll deductions shall be required as additional security. To the extent a Participant’s loan is secured by the Participant’s Accounts, the investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the general assets of the Plan pursuant to Section 3.9. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the Accounts of the Participant.

(B) In the case of any other Participant, the outstanding loan balance may at no time exceed 50% of the outstanding vested balance of the Participant’s Accounts; provided, however, that for any loan made after January 1, 2006, a Participant’s MAPP Subaccount shall not be included in a Participant’s Accounts for this purpose. If such limit is at any time exceeded, or if the Participant fails to make timely repayment, the loan will be treated as in default and become immediately payable in full, subject to rules established by the Committee.

(c) If the loan, or a loan from another qualified retirement plan maintained by the Company, is to be secured by some or all of the Participant’s MAPP Subaccount under the Plan, the Participant and his spouse, if any, must consent to the loan and the possible reduction in the MAPP Subaccount in the event of a setoff of the loan against the MAPP Subaccount balances as a result of nonpayment of the loan. Such consent must be given in writing within a ninety-day period before the Committee makes the loan. In the event the Participant defaults on the loan and Participant’s MAPP Subaccount is security for the loan, the MAPP Subaccount balances will not be used to satisfy the loan obligation prior to the earlier of the Participant’s termination of employment with the Company or an event resulting in a permissible distribution of his MAPP Subaccount under the Plan. In the event of default, the Company shall offset the amount owed by the Participant against any amounts owed by the Company to the Participant.

(d) In connection with the making of any loan to a Participant pursuant to the provisions of this Section 11.6, the Participant receiving such a loan may be required to execute such documents as may be required by the Committee and/or Trustee.

11.7 Lapsed Benefits.

(a) In the event that a benefit is payable under this Plan to a Participant or Beneficiary and after reasonable efforts such individual cannot be located for the purpose of paying the benefit after a reasonable time following the date payment would otherwise have been made, the benefit shall be forfeited and treated like other forfeitures pursuant to the provisions of Section 8.1. If the Participant or Beneficiary later makes a valid claim for the benefit, the claim shall be paid pursuant to directions by the Committee.

(b) For purposes of this Section 11.7, the term “Beneficiary” shall include any person entitled under Section 6.2 to receive the interest of a deceased Participant or deceased designated Beneficiary and shall also include an Alternate Payee.

(c) The Accounts of a Participant shall continue to be maintained until the amounts in the Accounts are paid to the Participant or his Beneficiary. In the event that the Plan is terminated and the Committee directs the Trustee to liquidate the Trust and distribute the assets of the Trust Fund, the following rules shall apply:

(i) All Participants and Beneficiaries (including Participants and Beneficiaries who have not previously claimed their benefits under the Plan) shall be notified of their right to receive a distribution of their interests in the Plan.

(ii) All Participants and Beneficiaries shall be given a reasonable length of time, which shall be specified in the notice, in which to claim their benefits.

(iii) All Participants (and their Beneficiaries) who do not claim their benefits within the designated time period shall be presumed to be dead. The Accounts of such Participants shall be forfeited at such time. These forfeitures shall be disposed of according to rules prescribed by the Committee, which rules shall be consistent with applicable law.

(iv) The Committee shall prescribe such rules as it may deem necessary or appropriate with respect to the notice, deposit or forfeiture rules stated above.

(d) Should it be determined that the preceding rules relating to forfeiture of benefits upon Plan termination are inconsistent with any of the provisions of the Code and/or ERISA. these provisions shall become inoperative without the need for a Plan amendment and the Committee shall prescribe rules that are consistent with the applicable provisions of the Code and/or ERISA.

11.8 Addresses. Each Participant shall be responsible for furnishing the Committee with his correct current address and the correct current name and address of his Beneficiary or Beneficiaries.

11.9 Notices and Communications.

(a) All applications, notices, designations, elections, and other communications (collectively referred to in this Section 11.9 as “communications”) from or to Participants, Beneficiaries and Alternate Payees shall be made in the manner prescribed by the Committee. The Committee may require or permit to be made by means of such written or electronic media as the Committee may prescribe.

(b) To the extent written communication is provided for by the Committee, an item shall be deemed to have been delivered and received by the Participant, Beneficiary or Alternate Payee when it is deposited in the United States mail with postage prepaid, addressed to the Participant, Beneficiary or Alternate Payee at his last address of record with the Committee.

(c) The Committee in its absolute discretion may accept or require communications given by facsimile, telex, telegram, telephone or any form of electronic communication that the Committee reasonably believes in good faith to be genuine. If the Committee chooses to accept one or more alternative methods of communication, the Company, any Affiliated Company, any Participant or Beneficiary or any other person providing communication to the Committee will be required to follow reasonable procedures adopted by the Committee for written confirmation. In addition, the Committee may record oral instructions. If any person providing communication to the Committee fails or refuses to comply with the Committee’s confirmation procedures, the Committee will be entitled to refuse to comply with such communications without incurring any liability for such refusal.

11.10 Governing Law. All legal questions pertaining to the Plan shall be determined in accordance with the provisions of ERISA and, to the extent not preempted by ERISA, the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan remaining qualified within the meaning of Section 401(a) of the Code. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. All contributions made hereunder shall be deemed to have been made in California.

11.11 Interpretation. Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the content of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular.

11.12 Withholding For Taxes. Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

11.13 Limitation on Company, Committee and Trustee Liability. Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and neither the Company, the Committee nor the Trustee assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.

11.14 Successors and Assigns. This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

11.15 Counterparts. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

11.16 Top-Heavv Plan Requirements. For any Plan Year for which the Plan is a Top-Heavy Plan, as defined in Section A.3 of Appendix A, attached hereto, and despite any other provisions of the Plan to the contrary, the Plan will be subject to the provisions of Appendix A.

11.17 Rule 16b-3 Provisions. The Committee may (but need not) adopt such rules and/or take such actions or implement such measures and/or limitations as it deems desirable in order to comply with 17 C.F.R. 140.16b-3, promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “SEC Section 16”). Neither the Company, the Board of Directors, the Committee, the Trustee nor the Plan shall have any liability to any Participant in the event that any Participant has any liability under SEC Section 16 due to any rule so adopted, the failure to adopt any rule, any Plan provision (or lack thereof), and transaction in the Plan or otherwise.

11.18 Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

11.19 Errors, Misstatements, and Payment of Interest. In the event of any misstatement, error, or omission of fact resulting in payment of benefits in an incorrect amount, the Committee shall promptly cause the amount of future payments to be corrected upon discovery of the facts, and shall pay, or authorize others to pay, the Participant or his Beneficiary any underpayment, in cash in a lump sum, or to recoup, or authorize others to proceed against the Participant or his Beneficiary for recovery of any such overpayment. Except as otherwise specifically provided herein, no interest or investment earnings shall be paid on the payment of any corrected amounts.

ARTICLE XII

ESOP FEATURE

12.1 FSOP Contributions.

This Article XII adds an ESOP Feature to the Plan. This ESOP Feature is both a stock bonus plan and an employee stock ownership plan and is intended to qualify under Sections 401(a) and 4975(e)(7) of the Code. As such it is designed to invest primarily in employer securities described in Section 409(1) of the Code. The ESOP Feature shall become effective (“ESOP Effective Date”) as of January 1, 2006. Up to 100% of the assets of the ESOP Fund may be invested in Company Stock. An ESOP Contribution is any contribution to the Plan which the Company designates as such. ESOP Contributions shall be wholly invested in Company Stock, unless otherwise directed by the Company or the Committee and except as provided otherwise due to an election under Section 12.2.

12.2 Diversification Election.

(a) Notwithstanding any other provision of the Plan following the ESOP Effective Date, any Participant who has attained age 55 and completed at least ten (10) years of participation in the Plan (a “Qualified Participant”) may elect to have up to 25% of the value in his ESOP Account invested in the funds referred to in Section 12.2(b). Any such Participant may make this election at least once during each Plan Year of his Qualified Election Period. During the sixth Plan Year in the Participant’s Qualified Election Period, the Participant may so direct the investment of up to 50% of the value of amounts in his ESOP Account. For this purpose, the term “Qualified Election Period” shall mean the period beginning with the Plan Year in which the Participant becomes a Qualified Participant and ending upon the earlier of the Participant’s Termination of Employment or the sixth Plan Year following diversification eligiblity. The percentage of amounts in a Participant’s ESOP Account for which he may make investment directions in a Plan Year shall be the “Allocable Portion” of such Participant’s Account at the time of the election under this Section 12.2.

(b) A Participant may elect to have the dollar value of the Allocable Portion of his ESOP Account, on the Valuation Date following the date on which the election is filed, invested by the Trustee in any investments available under the Plan (other than Company Stock) which are maintained by the Trustee and which conform to the requirements of Code Section 401(a)(28)(B). Such election, which shall be made pursuant to procedures established by the Committee, shall be in accordance with any notice, rulings, or regulations or other guidance issued by the Internal Revenue Service with respect to Code Section 401(a)(28)(B). Once such election is made, the Participant cannot subsequently direct that such Allocable Portion (or any income thereon) be re-invested in any portion of the ESOP Fund.

12.3 Dividends on Allocated Shares.

As of and after the ESOP Effective Date, all cash dividends on Company Stock allocated to Participants’, Beneficiaries’ and Alternate Payees’ Accounts may, as determined by the Company consistent with Section 404(k) of the Code, be retained in the Participants,’

Beneficiaries’ and Alternate Payees’ Accounts, or be paid out to the Participant, Beneficiary or Alternate Payee. The Committee may determine how such dividends may be applied for any Plan Year up to the time when such dividends are finally allocated to the Accounts of Participants as of the last day of the Plan Year.

12.4 Valuation of Stock.

Company Stock held in Participants,’ Beneficiaries’ and Alternate Payees’ Accounts shall be valued as of each Valuation Date, or at the discretion of the Committee, more frequently. All valuations of Company Stock which is not readily tradable on an established securities market shall be made pursuant to Section 3.9(c).

12.5 Tender for Stock.

All tender or exchange decisions with respect to Company Stock held by the Trustee shall be made only by Participants, Beneficiaries and Alternate Payees acting in their capacity as Named Fiduciaries with respect to both allocated and unallocated Shares in accordance with the provisions of Section 9.9(b).

12.6 Voting of Stock.

All voting rights on Company Stock held by the Trustee shall be exercised by the Trustee in accordance with the provisions of Section 9.9(a).

12.7 Put Right.

If, at the time of distribution, Company Stock distributed from the ESOP Fund is not readily tradable on an established market within the meaning of Section 409(h) of the Code and the Treasury Regulations thereunder, such Company Stock shall be subject to a put right in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the Stock distributed to him by the ESOP Fund to the Trustee. For this purpose, the determination of whether such Company Stock is readily tradable on an established market shall be made consistent with the rules set forth in Section 3.9(c). Should the Trustee decline to purchase all or any part of the Company Stock put to it by the Qualified Holder, the Company shall purchase the Company Stock that the Trustee declines to purchase. The put right shall be subject to the following conditions:

(a) The term “Qualified Holder” shall mean the Participant, Beneficiary or Alternate Payee receiving the distribution of such Company Stock, any other party to whom the Company Stock is transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of the distributed Company Stock is transferred pursuant to a tax-free “rollover” transaction satisfying the requirements of Sections 402 and 408 of the Code.

(b) During the 60-day period following any distribution of such Company Stock, a Qualified Holder shall have the right to require the Company to purchase all or a portion of the distributed Company Stock held by the Qualified Holder. The purchase price to be paid for any such Stock shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put right under this Section 12.2 or, (2) in the case of a transaction between the Plan and a “disqualified person” within the meaning of Section 4975(e)(2) of the Code or a “party in interest” within the meaning of Section 3(14) of ERISA, as of the date of the transaction.

(c) If a Qualified Holder shall fail to exercise his put right right under Section 12.2(b), the option right shall temporarily lapse upon the expiration of the 60-day period. As soon as practicable following the last day of the Plan Year in which the 60-day option period expires, the Company shall notify the non-electing Qualified Holder (if he is then a shareholder of record) of the valuation of the Company Stock as of that date, During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Company to purchase all or any portion of the distributed Company Stock. The purchase price to be paid therefor shall be fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put right under this Section 12.2(c) or, (2) in the case of a transaction between the Plan and a “disqualified person” within the meaning of Section 4975(e)(2) of the Code or a “party in interest” within the meaning of Section 3(14) of ERISA, as of the date of the transaction.

(d) The foregoing put rights under Sections 12.2(b) and (c) hereof shall be effective solely against the Company and shall not obligate the Plan or Trust in any manner.

(e) In making the determination of fair market value, the Company shall apply the rules set forth in Section 3.9(c).

(f) The period during which the put right is exercisable does not include any time when a Qualified Holder is unable to exercise it because the Company is prohibited from honoring it by applicable Federal or State laws.

(g) Except as otherwise required or permitted by the Code, the put rights under this Section 12.2 shall satisfy the requirements of Sections 54.4975-7(b) and 54.4975-1 1(a)(7)(i) of the Treasury Regulations to the extent, if any, that such requirements apply to such put rights.

(h) Unless otherwise expressly provided by the Committee, a Qualified Holder must exercise his put right in writing. If a Qualified Holder exercises his put right under this Section 12.2, payment for the Company Stock repurchased shall be made, in the case of a distribution of a Participant’s Account within one taxable year, in substantially equal annual payments over a period beginning not later than 30 days after the exercise of the put right and not exceeding five years (provided that adequate security and reasonable interest are provided with respect to unpaid amounts) or, in the case of other distributions, not later than 30 days after such exercise.

ARTICLE XIII

DEFINITIONS

13.1 Definitions. Whenever the following terms are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

“Account” or “Accounts” shall mean the accounts maintained by the Committee for each Participant that are credited with the amounts provided for herein. The following Accounts are maintained under this Plan: Plan Account, Matching Contribution Account, Rollover Account, Alternate Payee Account, Profit Sharing Account and Voluntary Account. In addition, the following Accounts have been transferred from the ESRP and, except for the ESRP Plan Account, are maintained under this Plan: ESRP Plan Account, TRASOP Account, CODA Account, PSRP Profit Sharing Account and ESOP Alternate Payee Account.

“Additional Company Contribution” shall mean a contribution by the Company pursuant to Section 3.1 that is intended to qualify as a qualified nonelective contribution pursuant to Code Section 401(k)(3)(D)(ii)(II).

“Affiliated Company” shall mean:

(a) Any corporation that is included in a controlled group of corporations, within the meaning of Code Section 414(b), that includes the Company;

(b) Any trade or business that is under common control with the Company within the meaning of Code Section 414(c);

(c) Any member of an affiliated service group, within the meaning of Code Section 414(m), that includes the Company; and

(d) Any entity required to be included under Code Section 414(o).

“Alternate Payee” shall mean an individual awarded a portion of a Participant’s benefits under the Plan pursuant to a qualified domestic relations order, as defined in Code Section 414(p) and Section 11.5 of the Plan. Any limitation or condition imposed by the Plan upon a Participant or his rights hereunder shall, unless expressly indicated otherwise, also serve to limit or condition the rights of an Alternate Payee of the Participant’s Account(s).

“Alternate Payee Account” shall mean the account opened and maintained by the Committee for each Alternate Payee who is awarded an interest in a Participant’s benefits under the Plan pursuant to the provisions of Sections 8.6 and 11.5.

“Anniversary Date” shall mean the last day of each Plan Year.

“Applicable Valuation Date” shall mean the most recent date on which the Trust Assets were valued in accordance with the rules of Article III.

“Annual Addition” shall mean the sum credited to a Participant’s Accounts for any Plan Year of (i) Company contributions, (ii) voluntary contributions, (iii) forfeitures, (iv) amounts credited after March 31, 1984 to an individual medical account, as defined in Code Section 415(1)(2) which is part of a “Defined Benefit Plan” maintained by the Company, and (v) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account required with respect to a key employee (as defined in Section A.3 of Appendix A to the Plan) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Company.

“Beneficiary” or “Beneficiaries” means the person or persons designated in Section 6.2 to receive the interest of a deceased Participant.

“Board of Directors” shall mean the Board of Directors (or its delegate, to the extent the duties of the Board of Directors are delegated to such person) of Science Applications International Corporation (or its ultimate parent corporation, if any) as it may from time to time be constituted.

“Break in Service” shall mean, with respect to an Employee, a computation period (determined under the definition of “Year of Service” in this Section 13.1), in which the Employee completes no more than 425 Hours of Service.

“Catch-Up Contribution” shall mean a contribution paid to the Trustee by the Company at the election of a Participant who has attained at least age 50 before the last day of the Plan Year and which is not reclassified as an Elective Deferral pursuant to definition of “Elective Deferrals” in this Section 13.1 for the Plan Year. Effective January 1, 2002, an eligible Participant may elect to make a Catch-Up Contribution to be withheld from his Compensation by the Company in lieu of receiving such amount as current Compensation. Such amount shall be nonforfeitable when made. Catch-Up Contributions shall be made in accordance with, and subject to the limitations of, Code Section 414(v). Catch-Up Contributions shall not be taken into account for purposes of complying with the required limitations of Code Sections 402(g) and 415(c). The Plan shall not be treated as failing to satisfy the provisions of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

“CODA Account” shall mean the CODA Account formerly maintained under the ESRP, which has been transferred to this Plan.

“Code” shall mean the Internal Revenue Code of 1986, as in effect on the date of execution of this Plan document and as thereafter amended from time to time.

“Committee” shall mean the Science Applications International Corporation Retirement Plans Committee or any successor thereof.

“Company” shall mean Science Applications International Corporation (or its ultimate parent corporation, if any), or any successor thereof, if its successor shall adopt this Plan. In addition, unless the context indicates otherwise, as used in this Plan the term Company shall also mean and include any Affiliated Company (or other entity) that has been granted permission by the Board of Directors to participate in this Plan. This permission shall be granted upon such terms and conditions as the Board of Directors deems appropriate.

“Company Contributions” shall mean all amounts (whether in cash or other property, including Company Stock) paid by the Company into the Trust Fund established and maintained under the provisions of this Plan for the purpose of providing benefits for Participants and their Beneficiaries, and shall include Elective Deferrals, Qualified Matching Contributions, Additional Company Contributions, Company Matching Contributions, Catch-Up Contributions, Profit Sharing Contributions, ESOP Contributions, Voluntary Contributions and any Company Contributions to pay Plan expenses as provided in Section 8.3.

“Company Matching Contributions” shall mean an amount contributed to the Plan by the Company or by an Affiliated Company in accordance with Section 3.3 of the Plan

“Company Stock” shall mean Class A Common Stock par value $.01 per share (“Class A Common Stock”), and to the extent accounted for pursuant to Section 7.2 of the Plan and solely for such purpose, shall also mean Class B Common Stock, par value $.05 per share (“Class B Common Stock”), of the Company, or any other security of the Company or the Company’s ultimate parent corporation, if any, designated as Company Stock by the Committee, including Preferred Stock.

“Company Stock Fund” shall have the meaning set forth in Section 7.2(a) of the Plan.

“Compensation” shall mean:

(a) Annual Additions and Top-Heavy Status.

(i) For purposes of applying the limitation on Annual Additions pursuant to Article IV of the Plan and determining whether the Plan is top heavy under Appendix A, “Compensation” shall include all of the following:

(A) An Employee’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includible in gross income including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, as described in Income Tax Regulations, section 1.62-2(c);

(B) Amounts described in Code Sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includible in the gross income of the Employee;

(C) Amounts paid or reimbursed by the Company for moving expenses incurred by an Employee, but only to the extent that at the time of payment it is reasonable to believe that these amounts are not deductible by the Employee under Code Section 217;

(D) The value of a nonqualified stock option granted to an Employee by the Company, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted;

(E) The amount includible in the gross income of the Employee upon making the election described in Code Section 83(b); and

(F) Elective Deferrals under Code Section 402(g)(3), Catch-Up Contributions under Code Section 414(v), and amounts contributed under Code Sections 125 and 132(f) by the Company at the Employee’s election that are not included in the Employee’s gross income.

Paragraphs (A) and (B) above shall include foreign earned income as defined in Code Section 911(b), whether or not excludible from gross income under Code Section 911. Compensation described in paragraph (A) above is to be determined without regard to the exclusions from gross income in Code Sections 931 and 933. Similar principles will be applied with respect to income subject to Code Sections 931 and 933 in determining Compensation described in Paragraph (B) above.

(ii) For purposes of this subsection (a), “Compensation” shall not include items such as:

(A) Company contributions to a plan of deferred compensation that are not includible in the Employee’s gross income for the taxable year in which contributed, or Company contributions under a simplified employee pension within the meaning of Code Section 408(k) to the extent such contributions are excludible from gross income by the Employee, or any distributions from a plan of deferred compensation; however, any amounts received by an Employee pursuant to an unfunded nonqualified plan of deferred compensation are permitted to be considered as Compensation for Code Section 415 purposes in the year the amounts are includible in the gross income of the Employee;

(B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and

(D) Other amounts that received special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee) or Company Contributions (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludible from the gross income of the Employee).

(b) Highly Compensated Employees. For purposes of determining who is a Highly Compensated Employee, “Compensation” shall be “Compensation” as defined in subsection (a) above, but determined without regard to Code Sections 125, 132(f), 402(g)(3) and 402(h)(1)(B).

(c) Testing. For purposes of Section 3.1(e) and Section 3.3(c), “Compensation” shall mean the amount determined under subsection (a).

(d) Elective Deferrals and Catch-Up Contributions. For purposes of determining the amount that may be deferred as provided in Section 3.1 and the amount of the Company Matching Contributions under Section 3.3, “Compensation” shall mean the Participant’s salary or wages (as otherwise would be reflected in his regular payroll stub before reductions by amounts the Participant elects to defer pursuant to Section 3.1) plus one hundred percent (100%) of any cash bonuses paid to the Participant (or payable, but for an election by a Participant pursuant to Section 3.1) and exclusive of (i) any stock bonus regardless of whether it was fully vested when awarded and (ii) any taxable assignment allowances paid after December 31, 1992 to any Employee who is on assignment away from normal work location(s) and entitled to receive one or more taxable allowances or adjustments to Compensation based on such assignment.

(e) Profit Sharing. For purposes of determining the allocation of Profit Sharing Contribution and ESOP Contribution pursuant to Section 3.4 and forfeitures of Profit Sharing Contribution and ESOP Contribution pursuant to Section 8.1, “Compensation” shall mean the amount of compensation paid by the Company during a calendar year by reason of services performed by an Employee reflected as “wages, tips, other compensation” on the Employee’s Form(s) W-2 for such year; plus

(i) Effective on and after January 1, 2004, Elective Deferrals under Code Section 402(g)(3), Catch-Up Contributions under Code Section 414(v), and amounts contributed under Code Sections 125 and 132(f) by the Company at the Employee’s election that are not included in the Employee’s gross income; plus

(ii) Any Compensation which, but for Code Section 3401(a)(8)(A) (dealing with the section 911 exclusion and income subject to foreign withholding) would be required to be reflected as “wages, tips, other compensation” on the Employee’s Form(s) W-2; less

(iii) Any Compensation paid by reason of services performed during any period in which the Employee is not a Participant under this Plan or is not an Eligible Employee; overtime pay (which shall be deemed to include base pay and premium pay for time worked in excess of a normal day or week); bonuses; commissions; and amounts reflecting reimbursed expenses or fringe benefits (including any amount relating to the grant or exercise of stock options or disposition of shares through exercise of options) which have been included as “wages, tips, compensation” on the Employee’s Form(s) W-2.

(iv) Notwithstanding the foregoing, effective January 1, 1993, for purposes of determining the allocation of Profit Sharing Contribution and ESOP Contribution pursuant to Section 3.4 and forfeitures pursuant of Profit Sharing Contribution and ESOP Contribution

pursuant to Section 8.1 with respect to any Employee who is on assignment away from the normal work location(s) and entitled to receive one or more taxable allowances or adjustments to Compensation based on such assignment, “Compensation” shall mean the amount of Compensation paid by the Company during a calendar year by reason of services performed by such Employee which constitutes base salary (including comprehensive leave, vacation and holiday pay) less any amounts deferred pursuant to an Employee’s election under Section 3.1 and unadjusted for any taxable assignment allowances.

(f) Compensation Limit. For Plan Years after 2001, the amount considered as Compensation for any purpose hereunder shall be limited to $200,000, adjusted at the same time and in the same manner as under Section 401(a)(17) and 415(d) of the Code.

“Compensation Committee” shall mean the subcommittee of the Board of Directors with specified authority regarding Plan matters.

“Delegated Fiduciary” shall have the meaning set forth in Section 9.7(a).

“Disability” or “Disabled” shall mean the status of disability determined conclusively by the Committee based on certification of disability by the Social Security Administration, effective upon receipt of such certification by the Committee.

“Distributable Benefit” shall mean the Vested Interest of a Participant in this Plan that is determined and distributable to him in accordance with the provisions of Article VI and which shall include his Vested Interest in his Plan Account, Matching Contribution Account, Profit Sharing Account, Voluntary Account, Rollover Account, ESOP Account, TRASOP Account, CODA Account and PSRP Profit Sharing Account, if any. In the case of an Alternate Payee, the Distributable Benefit shall mean the Vested Interest in the Alternate Payee Account and ESOP Alternate Payee Account, if any.

“Effective Date” shall mean the original effective date of this Plan, January 1, 1983 (with the original effective dates of the constituent plans which merged to create this Plan as set forth in Section 1.1). The effective date of any prior or subsequent amendments or restatements is the date specified therein or in any accompanying resolutions adopting such amendment. The rights of an Employee who has terminated employment shall be governed by the terms of the Plan in effect at the time of such termination, unless otherwise specified in any subsequent amendment.

“Elective Deferrals” shall mean contributions paid over by the Company to the Trustee at the election of a Participant in lieu of cash Compensation pursuant to Section 3.1. Except as otherwise provided in the following sentence, no amount that was designated or treated at the time of deferral or contribution as a Catch-Up Contribution shall be treated as an Elective Deferral. If a Participant’s Elective Deferrals for a Plan Year are less than both the dollar limitation of Code Section 402(g) and the percentage limitation of Plan section 3.1(a), then all or part of the Participant’s Catch-Up Contribution shall be reclassified as an Elective Deferral to the extent of the unused dollar limitation or percentage limitation, whichever limit applies first.

“Eligible Employee” shall include any Employee except as follows:

(a) Any Employee who is covered by a collective bargaining agreement to which the Company or an Affiliated Company is a party if there is evidence that retirement benefits were the subject of good faith bargaining between the Company (or an Affiliated Company) and the collective bargaining representative, unless the collective bargaining agreement provides for coverage under this Plan.

(b) Any Employee of an Affiliated Company who has not been granted permission by the Board of Directors to participate in this Plan.

(c) Any Employee who is a nonresident alien and who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)), unless the Employee is within a group or classification of nonresident alien Employees designated as eligible to participate in the Plan by the Board of Directors or its delegate.

(d) Any Employee who is a Leased Employee.

(e) Any individual who is not classified for the relevant eligibility period by the Company or Affiliated Company on its payroll records as an employee of the Company or Affiliated Company under Code Section 3121(d) (including, but not limited to an individual classified by the Company or Affiliated Company as an independent contractor, a non-employee consultant or as an employee of an entity other than the Company or Affiliated Company), even if such classification is determined to be erroneous, or is retroactively revised by a governmental agency, by court order or as a result of litigation, by the Company or otherwise. In the event the classification of an individual who was excluded from the definition of Eligible Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from treatment as an Eligible Employee for all periods prior to the date the Company determines that its classification of the individual was erroneous or should be revised or is otherwise required to revise such classification.

“Eligible Participant” shall have the meaning set forth in Section 3.4(c).

“Employee” shall mean each person currently employed as a common-law employee of the Company or Affiliated Company. For services performed after December 31, 1986 for purposes of determining the number or identity of Highly Compensated Employees and for purposes of the requirements of Code Sections 414(n)(3)(A) and (B), the term “Employee” shall include any person who is a Leased Employee unless (i) such Leased Employees constitute less than 20% of the Company’s nonhighly compensated workforce within the meaning of Code Section 414(n)(5)(C)(ii) and (ii) such person is covered by a plan meeting the requirements of Code Section 414(n)(5)(B).

“Employment Commencement Date” shall mean each of the following:

(a) For New Employees. The date on which an Employee first performs an Hour of Service in any capacity for the Company or an Affiliated Company with respect to which the

Employee is compensated or is entitled to compensation by the Company or the Affiliated Company.

(b) For Rehired Employees. In the case of an Employee whose employment is terminated and who is subsequently reemployed by the Company or an Affiliated Company, the term “Employment Commencement Date” shall mean one of the following:

(i) for an Employee reemployed before incurring a Break in Service, the day on which the Employee first performed an Hour of Service for the Company or an Affiliated Company with respect to which the Employee is compensated or entitled to compensation by the Company or the Affiliated Company; or

(ii) for an Employee reemployed following a Break in Service of one year or more, the first day following the termination of employment on which the Employee performs an Hour of Service for the Company or an Affiliated Company with respect to which he is compensated or entitled to compensation by the Company or Affiliated Company.

(c) Affiliated Company Employees. Unless the Board of Directors or its delegate shall expressly determine otherwise, an Employee shall not, for the purposes of determining his Employment Commencement Date, be deemed to have commenced employment with an Affiliated Company prior to the effective date on which the entity became an Affiliated Company.

“Entry Date” shall mean January 1, April 1, July 1 and October 1 of each Plan Year.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ESOP Alternate Payee Account” shall mean the Alternate Payee Account formerly maintained under the ESRP, which has been transferred to this Plan.

“ESOP Account” shall mean that portion of the Accounts of a Participant, Beneficiary or Alternate Payee which is invested in Company Stock.

“ESOP Contribution” shall mean all amounts, whether in cash or other property, including Company Stock, paid by the Company into the Trust Fund as ESOP Contributions in accordance with the provisions of Section 3.4.

“ESOP Feature” shall mean that portion of the Plan consisting of an employee stock ownership plan intended to satisfy the requirements of Section 4975(e)(7) of the Code, as set forth in Article XII of the Plan.

“ESOP Fund” shall mean that portion of the Plan which consists of Company Stock, and any income thereon. The ESOP Fund shall include all Company Stock contributed to or held under the Plan. The non-ESOP portion of the Plan shall consist of any assets of the Plan not maintained under the ESOP Fund.

“ESRP Plan Account” shall mean the Plan Account formerly maintained under the ESRP, which has been transferred to this Plan. Amounts credited to a Participant’s ESRP Plan Account as of the time of the transfer to this Plan shall be credited to the Participant’s ESOP Account in this Plan to the extent invested in Company Stock and shall otherwise be credited to the Participant’s Profit Sharing Account in this Plan.

“Excess Compensation” shall mean, with respect to Plan Years beginning prior to January 1 2004, all of a Participant’s Compensation as defined in subsection (e) of the definition of “Compensation” set forth in this Section 13.1) for a particular calendar year in excess of the contribution and benefit base (taxable wage base) under section 230 of the Social Security Act in effect at the beginning of the Plan Year. In determining whether any portion of an Employee’s Compensation qualifies as Excess Compensation, (i) amounts paid to the Employee while he was not a Participant in this Plan shall be taken into account only to the extent those amounts were paid to the Employee while he was a Participant in another profit sharing plan maintained by the Company which is integrated with Social Security (“integrated profit sharing plan”) and (ii) the Excess Compensation shall be attributed as between this Plan and such other integrated profit sharing plan based on the crediting of compensation on a first-in-time earned basis to both such plans, and attributing the Excess Compensation to the plan (or plans) in which the Participant participated when (and to the extent) he earned the Excess Compensation.

“Fiduciary” shall mean all persons defined in Section 3(21) of ERISA associated in any manner with the control, management, operation, and administration of the Plan or the assets of the Plan, and such term shall be construed as including the term “Named Fiduciary” with respect to those Fiduciaries named in the Plan or who are identified as Fiduciaries pursuant to procedures specified in the Plan.

“5% Owner” shall mean an individual who owns (or is considered as owning, within the meaning of Code Section 318) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company.

“Fringe Rate Group” shall mean the members of an operating group, a division, a subsidiary or another business unit of the Company and the Affiliated Companies, including but not limited to employees of a business unit working under the terms of a specific contract(s) with a client or customer of the Company, as designated by the Company in its sole discretion.

“Highly Compensated Employee” shall mean, with respect to Plan Years beginning after December 31, 1996 any Employee who:

(a) was at any time a 5% Owner during the Plan Year or the preceding Plan Year or;

(b) for the preceding Plan Year

(i) had Compensation in excess of $80,000, as adjusted pursuant to Section 415(d) of the Code, and;

(ii) if the Company elects the application of this clause for such preceding Plan Year, was in the “top-paid group” of Employees for such preceding Plan Year.

For purposes of this definition, the “top paid group” shall be the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during such Plan Year.

Highly Compensated Employees shall also include any former Employee who was an active Highly Compensated Employee for either (1) the year in which he separated from service, or (2) at any time after such Employee’s fifty-fifth birthday.

“Hour of Service”

(a) “Hour of Service” of an Employee shall mean the following:

(i) Each hour for which the Employee is paid by the Company or an Affiliated Company (while it is an Affiliated Company) or entitled to payment for the performance of services as an Employee. An Employee will not be considered as being entitled to payment, for purposes of determining the computation period to which hours are to be credited, until the date the Company or Affiliated Company, as applicable, would normally make payment to the Employee for such hour based on normal payroll practices.

(ii) Each hour in or attributable to a period of time during which the Employee performs no duties (irrespective of whether he has terminated his Employment) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty or a leave of absence, for which he is so paid or so entitled to payment, whether direct or indirect. However, no such hours shall be credited to an Employee if such Employee is directly or indirectly paid or entitled to payment for such hours and if such payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws or is a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

(iii) Each hour for which an Employee is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or an Affiliated Company, provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under paragraphs (i) or (ii) above.

(iv) The term “Hour of Service” shall also include periods during which an Employee who was on an authorized noncompensated leave of absence as of December 31, 1987 continues on such authorized noncompensated leave of absence provided the Employee returns to the employ of the Company or an Affiliated Company immediately upon the termination of such leave of absence and provided that, for purposes of Section 5.1 (relating to vesting) no hours shall be credited pursuant to this paragraph (iv) until the Employee completes 850 Hours of Service (excluding any additional leaves of absence) in the twelve-month period beginning with the Employee’s Employment Commencement Date immediately following such leave of absence.

(v) The term “Hour of Service” shall also include (for those purposes designated by the applicable officer specified below) hours credited to an Employee for service with a predecessor employer provided that such service has been approved by the President, Chief Operating Officer, Senior Vice President and Director of Human Resources or Chief Administrative Officer of the Company for recognition under this Plan, which approval shall apply on a nondiscriminatory basis to all Employees with service during the recognition period for such predecessor employer as calculated according to Committee rules.

(b) Hours of Service under subsections (a)(ii), (a)(iii), and (a)(iv) shall be calculated in accordance with Department of Labor Regulation 29 C.F.R. Section 2530.200b-2(b). Hours of Service shall be credited to the appropriate computation period according to the Department of Labor Regulation 29 C.F.R. Section 2530.200b-2(c).

(c) In the event that an Employee receives credit for Hours of Service for a period during which no duties are performed (including sick leave, jury duty, vacations or other paid non-work periods), the Employee shall be deemed to have completed Hours of Service for each day or portion thereof during that period on the basis of what he would have been credited if he had worked his normal work schedule during such non-work period.

(d) To the extent not otherwise credited under this definition, Hours of Service determined with respect to a Maternity or Paternity Absence shall be credited as follows: the Employee shall be credited (solely for purposes of determining whether a Break in Service has occurred) with those Hours of Service that otherwise would normally have been credited to such Employee but for such absence, except that (i) the total number of Hours of Service so credited shall not exceed 426 and (ii) such Hours of Service shall be credited as Hours of Service in the Plan Year in which the absence from work commences only if the Employee would be prevented from incurring a Break in Service in such Plan Year solely by virtue of such crediting, and shall otherwise be credited in the Plan Year immediately following the Plan Year in which the absence from work commences.

(e) All Hours of Service and Years of Service relating to periods prior to January 1, 1990, shall be determined under the provisions of the PSRP or the CODA, as applicable, as in effect prior to January 1, 1990.

“Investment Manager” shall mean the one or more Investment Managers, if any, appointed pursuant to Section 9.3(b).

“Leased Employee” shall mean any person other than an Employee, who pursuant to an agreement between the Employer and a “leasing organization” has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services were performed under the primary direction or control of the Employer in accordance with Code Section 414(n)(2)(C). A Leased Employee shall not be considered an Employee of the Employer if:

(a) the Leased Employee is covered by a money purchase pension plan providing:

(i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b);

(ii) immediate participation; and

(iii) full and immediate vesting; and

(b) Leased Employees do not constitute more than 20 percent of the Nonhighly Compensated Employees of the Employer.

“Limitation Year” shall mean the calendar year.

“MAPP Subaccount” shall mean the account maintained by the Committee containing the account of a Participant with a balance in his Plan Account under the Science Applications International Corporation Profit Sharing Plan II which became fully vested as of August 1, 1987 as a result of the conversion of such Plan into a profit sharing plan, and any subsequent allocations thereto pursuant to Section 6.4 of the Plan.

“Match Eligible Compensation” shall mean the compensation earned while in a Fringe Rate Group that is eligible for Company Matching Contributions.

“Matching Contribution Account” shall mean the account opened and maintained by the Committee for a Participant who is or has been allocated Company Matching Contributions.

“Maternity or Paternity Absence” shall mean an absence from work for any period by reason of (a) an Employee’s pregnancy, (b) the birth of a child of such Employee, (c) the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) the caring for a natural or adopted child for a period beginning immediately following such birth or placement.

“Nonhighly Compensated Employee” shall mean an Employee who is not a Highly Compensated Employee.

“Normal Retirement” shall mean a Participant’s termination of employment with the Company as a result of such Participant attaining his Normal Retirement Date.

“Normal Retirement Date” shall be the day on which a Participant attains age 59-1/2; provided, however, that if a Participant continues to be employed by the Company beyond the age of 59-1/2, then the date on which the Participant’s employment with the Company terminates shall be referred to as the Participant’s Normal Retirement Date.

“Participant” shall mean any Eligible Employee who has satisfied the eligibility requirements set forth in Section 2.1 and has been enrolled in this Plan in accordance with the provisions of Section 2.2.

“Participation Commencement Date” shall mean the day on which an Employee’s participation in this Plan commences in accordance with Section 2.2.

“Plan” shall mean the Science Applications International Corporation Retirement Plan (formerly referred to as the Science Applications International Corporation 401(k) Profit Sharing Plan) herein set forth, and as it may be amended from time to time.

“Plan Account” shall mean the account opened and maintained by the Committee for each Participant for purposes of holding and accounting for Company Contributions representing Elective Deferrals, Qualified Matching Contributions, Catch-Up Contributions or Additional Company Contributions held in the Plan Accounts and allocated to Participants.

“Plan Administrator” shall mean the administrator of the Plan, within the meaning of Section 3(16)(A) of ERISA. The Plan Administrator shall be the Company.

“Plan Year” shall mean the calendar year.

“Preferred Stock” shall mean preferred stock of the Company (or its ultimate parent corporation, if any) convertible into Company Stock in accordance with the rules set forth in Section 409(1) of the Code.

“Profit Sharing Account” shall mean the account opened and maintained by the Committee for each Participant in the Plan who is or has been allocated separately Profit Sharing Contributions or ESOP Contributions. If applicable, the Profit Sharing Account shall be subdivided into subaccounts to reflect separately the MAPP Subaccount and all other profit sharing allocations. Furthermore, any such other subaccounts as are necessary or appropriate for the operation of the Plan may be established by the Committee.

“Profit Sharing Contribution” shall mean all amounts, whether in cash or other property, including Company Stock, paid by the Company into the Trust Fund as Profit Sharing Contributions in accordance with the provisions of Section 3.4.

“PSRP Profit Sharing Account” shall mean the Profit Sharing Account formerly transferred from the PSRP to the ESRP and subsequently maintained under the ESRP, which has now been transferred to this Plan.

“Qualified Matching Contribution” shall mean a contribution made on account of a Participant’s Elective Deferrals pursuant to Section 3.1 and which is intended to qualify as a matching contribution pursuant to Code Section 401(k)(3)(D)(ii)(I) and which is designated by the Committee to be included in the Deferral Percentage unless and to the extent designated by the Committee to be included, instead, in the Contribution Percentage.

“Required Payment Commencement Date” in the case of a Participant other than a 5% Owner, shall be the sixtieth day after the close of the latest Plan Year in which occurs:

(a) The Participant’s Normal Retirement Date;

(b) The tenth anniversary of the date the Participant commenced participation in the Plan; or

(c) The Participant’s termination of employment with the Company or an Affiliated Company, unless a Participant elects, pursuant to procedures established by the Committee (which procedures may provide that no affirmative election is treated as an election to defer distribution), to defer distribution until no later than April 1 following the calendar year in which the Participant attains age 70-1/2.

(d) In the case of a 5% Owner, the Required Payment Commencement Date shall be April 1 following the calendar year in which the Participant attains age 70-1/2, whether or not the Participant has retired. If a Participant becomes a 5% Owner after attaining age 70-1/2, the Required Payment Commencement Date shall not be later than the last day of the calendar year in which the Participant becomes a 5% Owner.

“Rollover Account” shall mean the account opened up and maintained by the Committee for a Participant who has made a Rollover Contribution or plan-to-plan transfer to the Plan.

“Rollover Contribution” shall mean a contribution to the Plan by an Eligible Employee of amounts which qualify for exclusion from gross income pursuant to Code Section 402(a), subject to the timing, maximum amount limitations, and other requirements of Code Section 402(a) from a qualified plan or an annuity contract described in Code Sections 403(a), or (b), from an eligible plan described in Code Section 457(b) that is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state, and the portion of a distribution from an individual retirement account or annuity that is described in Code Sections 408(a) or (b) funded exclusively with a distribution from another retirement plan qualified under Code Sections 401 (a), 403(a) or (b), or 457(b) and earnings thereon (also known as a conduit IRA) that is eligible to be rolled over and would otherwise be includible in gross income. An Eligible Employee may also be the surviving spouse or a spouse or former spouse who is an Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p).

“Suspended Participant” shall mean any Participant who remains an Employee but who ceases to be eligible to participate in this Plan by virtue of ceasing to be an Eligible Employee. Status as a Suspended Participant shall commence as of the date such Participant ceases to be an Eligible Employee. A Suspended Participant shall not be deemed a Participant except for those purposes specified in this Plan or as required by law.

“Trade Date” shall mean, if there is a “limited market” for the Company Stock, one of the four predetermined times in each calendar year (one each calendar quarter) during which Company Stock may be bought or sold in accordance with the terms and conditions of the “limited market” as set forth in the Company’s prospectus, or, if there is no “limited market” for the Company Stock, the four predetermined date(s) in each calendar year (one each quarter) during which the Committee, in its sole discretion, elects to conduct a transaction with respect to the assets of the Plan. If Company Stock is readily tradable on an established securities market (or is Preferred Stock convertible into Company Stock that is readily tradable on an established securities market), then rules established by the Committee may designate any or all business days as Trade Dates.

“TRASOP Account” shall mean the TRASOP Account formerly maintained under the ESRP, which has been transferred to this Plan.

“Trust” or “Trust Fund” shall mean the one or more trusts created for funding purposes under the Plan. The Trust Fund maybe commingled for investment purposes with the assets of other qualified retirement plans maintained by the Company by investing through a master trust fund operated pursuant to a master trust agreement between the Company and the Trustee.

“Trustee” shall mean, as of February 1, 1998, Vanguard Fiduciary Trust Company or any successor or other corporation acting as a trustee of the Trust Fund.

“Valuation Date” shall mean the date as of which the Trustee shall determine the value of the Assets in the Trust Fund and the value of each Account, which shall be the last day of each Plan Year and such other dates as may be determined in rules prescribed by the Committee, which rules may prescribe different dates for the various investment funds comprising the Trust Fund.

“Vested Interest” shall mean the interest of a Participant’s Accounts which has become vested in accordance with the rules of Article V. The Vested Interest of an Alternate Payee in his or her Alternate Payee Account shall be determined as set forth in Section 5.3.

“Voluntary Account” shall mean the account opened and maintained by the Committee for each Participant in the Plan who has made Voluntary Contributions to the PSRP.

“Voluntary Contributions” shall mean the nondeductible employee contributions made by the Participant to the Plan in accordance with the rules of Article III.

“Year of Service” shall mean a computation period during which the Employee completes 850 or more Hours of Service. In no instance will an Employee receive more than one Year of Service with respect to services performed in a single computation period.

(a) For purposes of determining eligibility to receive Profit Sharing Contributions and ESOP Contributions under Article III the relevant computation period shall be determined in accordance with the following rules:

(i) An Employee’s initial computation period shall be the twelve-consecutive-month period beginning on the Employee’s Employment Commencement Date.

(ii) An Employee’s second (and all subsequent) computation periods shall be the calendar years commencing with the calendar year which includes (or starts on the same day as) the first anniversary of the Employee’s Employment Commencement Date.

(b) For purposes of vesting, the relevant computation period in all cases shall be the calendar year.

APPENDIX A

TOP-HEAVY PROVISIONS

A.1 Application. If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Appendix A will supersede any conflicting provisions in the Plan.

A.2 Criteria. The Plan shall be top-heavy for any Plan Year if any of the following conditions exist:

(a) The Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

(b) The Plan is part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the group of plans exceeds 60%.

(c) The Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

A.3 Definitions. As used in this Appendix A, the following terms shall have the meanings specified below.

(a) Determination Date: With respect to any Plan Year, (i) the Determination Date shall be the last day of the preceding Plan Year, or (ii) in the case of the first Plan year of the Plan, the last day of such Plan Year.

(b) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employees) who, pursuant to the rules of Code Section 416(i) and the Regulations thereunder, is or was:

(i) An officer of the Company having an annual Compensation greater than 50% of the dollar limitation under Code Section 415(b)(1)(A) (for Determination Dates on and after January 1, 2002, Compensation of greater than $130,000 (as adjusted under Code Section 416(i)(1)));

(ii) For Determination Dates on or before December 31, 2001, one of the ten Employees having annual Compensation from the Company of more than the dollar limitation under Code Section 415(c)(1)(A), and owning (or considered as owning) under Code Section 318 the largest interest in the Company;

(iii) A 5% Owner of the Company; or

(iv) A 1% Owner of the Company having Annual Compensation from the Company of more than $150,000.

The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. Effective January 1, 2002, the five-year look-back period is reduced to a one-year period ending on the Determination Date, with the exception of any distribution made for a reason other than separation from service, death, or disability.

(c) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Company that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410, and which are designated by the Company to constitute a Permissive Aggregation Group.

(d) Required Aggregation Group: (1) Each plan of the Company in which a Key Employee is a Participant or was a Participant at any time during the determination period (regardless of whether the Plan has terminated) and (2) any other qualified plan of the Company that enables a plan described in (1) to meet the requirements of Code Section 401(a)(4) or 410.

(e) Top-Heavy Ratio:

(i) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension) and the Company has not maintained any defined benefit plan that during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Code Section 416 and regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contributions not actually made as of the Determination Date, but which is to be taken into account on that date under Code Section 416 and regulations thereunder.

(ii) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension) and the Company maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees determined in accordance with (1) above and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group is top-heavy (within the meaning of Code Section 416(g)), the accrued benefit of an Employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and any Affiliated Companies or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(iii) For purposes of (i) and (ii) above, the value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Code Section 416 and regulations thereunder for the first and second Plan Years of a defined benefit plan. The Account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year or (B) who has not been credited with at least one Hour of Service with any Company maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account, will be made in accordance with Code Section 416 and regulations thereunder. Voluntary deductible contributions will not be taken into account in computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(iv) For purposes of establishing the present value in order to compute the Top-Heavy Ratio any benefit shall be discounted only for mortality and interest based on the interest rate that would be used as of the date of distribution by the Pension Benefit Guaranty Corporation to determine the present value of a lump-sum distribution on plan termination.

(f) Valuation Date: The date as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

A.4 Vesting Requirements. If the Plan is determined to be a top-heavy plan in any Plan Year, then a Participant’s rights to his Accounts derived from Company Contributions, determined as of the end of such Plan Year, shall vest in accordance with the following schedule, unless a more rapid vesting schedule is then in effect under the terms of the Plan:

Years of Vesting Service	Vesting Percentage
2	20%
3	40%
4	60%
5	80%
6 or more	100%

If the Plan ceases to be a top-heavy plan in any Plan Year, then the vesting schedule set forth in Section 5.2 shall apply for such Plan Year with respect to any portion of a Participant’s Accounts that is forfeitable as of the beginning of such Plan Year; provided, however, that a Participant with three or more Years of Service shall be given the option of remaining under the vesting schedule set forth above.

A.5 Minimum Contribution. If this Plan is top-heavy in any Plan Year, the Company Contributions for such year for each “participant” (as defined for the purpose of providing mandatory minimum contributions under regulations) who is not a Key Employee shall not be less than three percent (3%) of such participant’s compensation. If, however, the Plan does not enable a defined benefit plan to meet the requirements of Section 401(a)(4) or 410, the Company Contributions shall not exceed that percentage of each participant’s compensation which is equal to the highest percentage of compensation at which Company Contributions are made for the Plan Year for any Key Employee (a) under the Plan or (b) if the Plan is part of an aggregation group, under any defined contribution plan in such group. For Plan Years beginning before January 1, 1989, for purposes of this Section A.5, Company Contributions attributable to a salary reduction or similar arrangement and contributions made pursuant to Chapter 21 of Title II of the Social Security Act shall be disregarded. For Plan Years beginning after December 31, 1988, Company Contributions attributable to a salary reduction or similar arrangement made by Employees other than Key Employees shall not be taken into account under this Section A.5. Effective January 1, 2002, Company Matching Contributions shall be taken into account in determining whether the minimum contribution requirement has been satisfied under Code Section 416(c)(2). Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the average contribution percentage test and other requirements of section 401(m) of the Code.

IN WITNESS WHEREOF, in order to record the adoption of this document, SCIENCE APPLICATIONS INTERNATIONAL CORPORATION has caused this instrument to be executed by its duly authorized officer this 19 day of December, 2005.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION a Delaware Corporation

By:	/s/ John H. Warner, Jr.
John H. Warner, Jr.
Corporate Executive Vice President & Chief Administrative Officer

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

RETIREMENT PLAN

Amendment No. 1

Effective on and after January 1, 2006 the Science Applications International Corporation 401(k) Retirement Plan is hereby amended as follows:

1.	The definition of “ESOP Account” is amended by adding the following to the end of the definition:

“The ESOP Account shall consist of the ‘Exchangeable ESOP Subaccount,’ and the ‘Non-Exchangeable ESOP Subaccount.’ If, at the time it authorizes a contribution to the Plan in the form of Company Stock, the Board of Directors specifies that such Company Stock is subject to investment direction by Participants as provided in Section 3.8, then such Company Stock shall be credited to the Exchangeable ESOP Subaccount. Furthermore, if pursuant to rules established by the Committee under Section 3.8, a Participant directs that a portion of his Elective Deferrals, Catch-Up Contributions or Rollover Contribution be invested in Company Stock, then the Company Stock credited as a result of such contributions (along with that portion of any loan repayments by such Participant credited as Company Stock by reason of the Participant’s direction to invest Elective Deferrals in Company Stock) shall be credited to the Exchangeable ESOP Subaccount. All other all Company Stock, including Company Stock credited to the ESRP Plan Account at the time of transfer to this Plan, shall be credited to the Non-Exchangeable ESOP Subaccount.”

2.	Section 3.8(a)(i) is amended to read as follows:

“All contributions to the Plan (whether Company Contributions, Voluntary Contributions, Rollover Contributions or plan-to-plan transfers) shall be invested as provided in this Section 3.8. The Committee shall establish rules setting forth the extent to which Participants may determine the manner in which their Accounts (other than Company Stock credited to the Non-Exchangeable ESOP Account) may be invested. Consistent with such rules, the Committee may establish a choice of investment alternatives from which each Participant may select in determining the manner in which the applicable portions of his Plan Account, Profit Sharing Account (if any), Voluntary Contributions (if any), Matching Contribution Account (if any) and Rollover Account (if any) will be invested. The Committee shall prescribe procedures for investment of amounts (other than Company Stock credited to the Non-Exchangeable ESOP Account) allocated to an Alternate Payee Account. To the extent permitted under rules established by the Committee, a Participant may direct that Company Contributions (other than Company Stock credited to the Non-Exchangeable ESOP Account) be invested all or in part in a Company Stock Fund within the Trust. Company Stock credited to the Non-Exchangeable ESOP Subaccount shall not be subject to the direction of investments by Participants except as provided in Section 3.8(d) with respect to Participants who are no longer Employees and as required for diversification under Section 12.2. Neither the Committee nor the Trustee shall cause such Company Stock to be invested other than as provided in Section 3.8(d).”

3.	The following new Section 3.8(d) is hereby added to the Plan:

“(d) Non-Exchangeable ESOP Subaccount.

Except for Company Stock credited to the Exchangeable ESOP Subaccount, the Company’s contributions made in the form of Company Stock are made with the expectation and understanding that such contributions shall remain invested in Company Stock until the Participant whose Account is credited with such Company Stock ceases to be an Employee, except to the extent that diversification is required under Section 12.2 or is otherwise expressly permitted under this Plan. Accordingly, the Non-Exchangeable ESOP Subaccount shall be invested exclusively in Company Stock (subject only to the power to hold cash pending immediate distribution to Participants, Beneficiaries, and Alternate Payees), and until the Participant whose Account is credited with such Company Stock ceases to be an Employee shall not be transferred to any other investment alternative, except as required under Section 12.2 or as otherwise expressly provided in this Plan. Notwithstanding any other provisions of the Plan, no fiduciary (including but not limited to the Committee and the Trustees) shall have the authority or duty to cause any Company Stock credited to the Non-Exchangeable ESOP Subaccount to be invested other than in Company Stock (except for cash held pending immediate distribution to Participants, Beneficiaries, or Alternate Payees).”

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

RETIREMENT PLAN

Amendment No. 2

Effective on and after May 15, 2006 the Science Applications International Corporation 401(k) Retirement Plan is hereby amended by adding the following to the end of Section 3.8(d):

“(i) Notwithstanding the provisions of this Plan generally prohibiting transfers from the Non-Exchangeable ESOP Subaccount, subject to rules established by the Committee, and the Company’s right to not purchase all or any portion of the shares of Company Stock offered for sale to it by the Plan, each Participant shall be entitled to direct for the Trade Date occurring on or about June 30, 2006 or any postponement thereof (and for no other Trade Date), that amounts credited to the Non-Exchangeable ESOP Account on the Participant’s behalf as of such Trade Date be invested all or in any part in an investment alternative offered under the Plan other than the Company Stock Fund.”

APPENDIX A

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

RETIREMENT PLAN

Amendment No. 3

Effective on and after July 1, 2006 the Science Applications International Corporation Retirement Plan is hereby amended by changing the definition of “Trade Date” in Section 13.1 of the Plan to read in full as follows:

‘Trade Date’ shall mean, (i) prior to July 1, 2006, if there is a ‘limited market’ for the Company Stock, one of the four predetermined times in each calendar year (one each calendar quarter) during which the Company Stock may be bought or sold in accordance with the terms and conditions of the ‘limited market’ as set forth in the Company’s prospectus, or, if there is no ‘limited market’ for the Company Stock, the four predetermined dates in each calendar year (one each quarter) during which the Committee, in its sole discretion, elects to conduct a transaction with respect to the assets of the Plan, and (ii) on and after July 1, 2006, if there is a ‘limited market’ for the Company Stock, one of the four predetermined times in each fiscal year of the Company (one each fiscal quarter) during which the Company Stock may be bought or sold in accordance with the terms and conditions of the ‘limited market’ as set forth in the Company’s prospectus, or, if there is no ‘limited market’ for the Company Stock, the four predetermined dates in each fiscal year of the Company (one each fiscal quarter) during which the Committee, in its sole discretion, elects to conduct a transaction with respect to the assets of the Plan. In accordance with the foregoing, there need not be a Trade Date in the third calendar quarter of 2006, and there shall be a Trade Date in the Company’s third fiscal quarter of 2006.

In addition, with respect to those shares of Company Stock that are readily tradable on an established securities market (and those series of Preferred Stock, the shares of which are immediately convertible into Company Stock that is readily tradable on an established securities market), then rules established by the Committee may designate any or all business days as Trade Dates (for purposes of this definition, the ‘Additional Trade Dates’). For avoidance of doubt, any Additional Trade Dates occurring while shares of Company Stock or Preferred Stock remain subject to covenants or restrictions preventing such shares from being traded on an established securities market shall not apply to such shares. The rules established for Additional Trade Dates shall include such rules or procedures as the Committee deems appropriate for identifying those shares subject to the Additional Trade Dates in each Participants’ Account.

Furthermore, if all Company Stock is readily tradable on an established securities market (or is Preferred Stock, all series of which are immediately convertible into Company Stock that is readily tradable on an established securities market), then rules established by the Committee may designate any or all business days as Trade Dates.”

A-1

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

RETIREMENT PLAN

Amendment No. 4

Effective on and after January 1, 2006 the Science Applications International Corporation Retirement Plan is hereby amended by changing paragraphs (d) and (e) of the definition of “Compensation” in Section 13.1 of the Plan to read in full as follows:

“(d) Elective Deferrals and Catch-Up Contributions. For purposes of determining the amount that may be deferred as provided in Section 3.1 and the amount of the Company Matching Contributions under Section 3.3, “Compensation” shall mean the Participant’s salary or wages (as otherwise would be reflected in his regular payroll stub before reductions by amounts the Participant elects to defer pursuant to Section 3.1) plus one hundred percent (100%) of any cash bonuses paid to the Participant (or payable, but for an election by a Participant pursuant to Section 3.1) and exclusive of (i) any stock bonus regardless of whether it was fully vested when awarded and (ii) any taxable assignment allowances paid after December 31, 1992 to any Employee who is on assignment away from normal work location(s) and entitled to receive one or more taxable allowances or adjustments to Compensation based on such assignment. For avoidance of doubt and without implying the inclusion in Compensation of any amount not included as Compensation under the preceding sentence, Compensation under this subsection (d) shall not include amounts reflecting reimbursed expenses or fringe benefits (including any amount relating to the grant or exercise of stock options, disposition of shares through exercise of options, payment of dividends on non-vested stock or payments representing dividends on stock units or stock rights, and any distributions from a plan of deferred compensation).

(e) Profit Sharing. For purposes of determining the allocation of Profit Sharing Contribution and ESOP Contribution pursuant to Section 3.4 and forfeitures of Profit Sharing Contribution and ESOP Contribution pursuant to Section 8.1, “Compensation” shall mean the amount of compensation paid by the Company during a calendar year by reason of services performed by an Employee reflected as “wages, tips, other compensation” on the Employee’s Form(s) W-2 for such year; plus

(i) Effective on and after January 1, 2004, Elective Deferrals under Code Section 402(g)(3), Catch-Up Contributions under Code Section 414(v), and amounts contributed under Code Sections 125 and 132(f) by the Company at the Employee’s election that are not included in the Employee’s gross income; plus

(ii) Any Compensation which, but for Code Section 3401(a)(8)(A) (dealing with the section 911 exclusion and income subject to foreign withholding) would be required to be reflected as “wages, tips, other compensation” on the Employee’s Form(s) W-2; less (iii) Any Compensation paid by reason of services performed during any period in which the Employee is not a Participant under this Plan or is not an Eligible Employee; overtime pay (which shall be deemed to include base pay and premium pay for time worked in excess of a normal day or week); bonuses; commissions; and amounts reflecting reimbursed expenses or fringe benefits (including any amount relating to the grant or exercise of stock options, disposition of shares through exercise of options, payment of dividends on non-vested stock, payments representing dividends or dividend equivalents on stock units or stock rights, and any distributions from a plan of deferred compensation) which have been included as “wages, tips, compensation” on the Employee’s Form(s)W-2.

(iv) Notwithstanding the foregoing, effective January 1, 1993, for purposes of determining the allocation of Profit Sharing Contribution and ESOP Contribution pursuant to Section 3.4 and forfeitures pursuant of Profit Sharing Contribution and ESOP Contribution pursuant to Section 8.1 with respect to any Employee who is on assignment away from the normal work location(s) and entitled to receive one or more taxable allowances or adjustments to Compensation based on such assignment, “Compensation” shall mean the amount of Compensation paid by the Company during a calendar year by reason of services performed by such Employee which constitutes base salary (including comprehensive leave, vacation and holiday pay) less any amounts deferred pursuant to an Employee’s election under Section 3.1 and unadjusted for any taxable assignment allowances.”